                                                              Exhibit 4.1

                  INDENTURE, dated as of June 1, 1998 among InSight Health Services Corp., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), the Subsidiary Guarantors (as hereinafter defined) and State Street Bank and Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States of America, as trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

                  The Company has duly authorized the creation of and issue of 9 5/8% Senior Subordinated Notes Due 2008 (herein called the "Initial Notes") and 9 5/8% Series B Senior Subordinated Notes Due 2008 (the "Exchange Notes" and, together with the Initial Notes, the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

                  Each of the Subsidiary Guarantors has duly authorized its guarantee of the Notes, and to provide therefor each of them has duly authorized the execution and delivery of this Indenture.

                  Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

                  All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company and the Subsidiary Guarantors, each in accordance with their respective terms.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

                  SECTION 101.  Definitions.


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                                        2

                  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

                  (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

                  (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                  Certain terms, used principally in Article Two, Eight, Ten and Twelve are defined in that Article.

                  "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person is merged with or into the Company or becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such Person.

                  "Act", when used with respect to any Holder, has the meaning specified in Section 105.

                  "Additional Notes" has the meaning specified in Section 312.

                  "Affiliate" means, with respect to any specified person, (a) any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person or (b) any other person that owns, directly or indirectly, 5% or more of such specified person's Capital Stock or any executive officer or director of any such specified person or other person or, with respect to any natural person, any person having a relationship with such person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent Bank" means NationsBank, N.A. and its successors under the Amended


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                                        3

Credit Agreement, in its capacity as agent.

                  "Amended Credit Agreement" means the Credit Agreement, dated as of October 14, 1997, as amended as of November 17, 1997, December 19, 1997 and March 23, 1998 and to be amended as of the Closing Date, among the Company, the lenders named therein and NationsBank, N.A., as agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such facility may be amended, restated, supplemented, refinanced, extended or otherwise modified from time to time.

                  "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of merger, consolidation or similar arrangement) (collectively, a "transfer") by the Company or any Restricted Subsidiary other than in the ordinary course of business and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Shares of Capital Stock of any of the Company's Restricted Subsidiaries (which shall be deemed to include the sale, grant or conveyance of any interest in the income, profits or proceeds therefrom), in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (x) that have a fair market value in excess of $1 million or (y) for Net Cash Proceeds in excess of $1 million. For the purposes of this definition, the term "Asset Sale" does not include (a) any transfer of properties or assets (i) that is governed by Sections 801 and 1011, (ii) between or among the Company and its Restricted Subsidiaries pursuant to transactions that do not violate any other provision of the Indenture or (iii) representing obsolete or permanently retired equipment and facilities or (b) the sale or exchange of equipment in connection with the purchase or other acquisition of other equipment, in each case used in the business of the Company or its Restricted Subsidiaries as in existence on the Closing Date or any business determined by the Board in its good faith judgment to be reasonably related thereto.

                  "Banks" means the banks and other financial institutions that from time to time are lenders under the Amended Credit Agreement.

                  "Board" means the Company's Board of Directors.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

                  "Capital Stock" of any Person means any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's equity interest (however designated), whether now outstanding or issued after the Closing Date.

                  "Capitalized Lease Obligation" means, with respect to any Person, an obligation

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                                        4

incurred or assumed under or in connection with any capital lease of real or personal property that, in accordance with GAAP, has been recorded as a capitalized lease.

                  "Cash Equivalent" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities not more than six months from the date of acquisition, (b) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than six months from the date of acquisition, and (c) commercial paper issued by any Approved Lender (or by the parent company thereof) and maturing within six months of the date of acquisition.

                  "Change of Control" means the occurrence of any of the following events:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than Permitted Holders) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of all classes of Voting Stock of the Company; provided, however, that upon any purchase and/or subsequent conversion by any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than Permitted Holders), which at the time of such purchase and/or subsequent conversion neither owns nor is acquiring any shares of Common Stock of the Company, of any of the issued and outstanding shares of Series B Preferred Stock or Series C Preferred Stock, the number of shares of Common Stock which shall be deemed to be outstanding for the purpose of computing the percentage of the voting power of all classes of Voting Stock of the Company acquired by such "person" or "group" shall be determined on a basis that gives effect to the conversion of both (A) the shares of Series B Preferred Stock or Series C Preferred Stock, as applicable, that were purchased by such "person" or "group" and (B) the shares of Series B Preferred Stock or Series C Preferred Stock, as applicable, that continue to be owned by Permitted Holders after such purchase and/or conversion by such "person" or "group" (without requiring actual conversion of any of such shares of Series B Preferred Stock or Series C Preferred Stock by the holders thereof);

                  (b) the Company, either individually or in conjunction with one or more Subsidiaries, sells, assigns, conveys, transfers, leases or otherwise disposes of, or the Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of the properties of the Company and the Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of

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                                        5

         the Subsidiaries, to any person (other than the Company or a Restricted Subsidiary);

                  (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board (together with any new directors (i) whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) elected or appointed by any of the Permitted Holders) cease for any reason to constitute a majority of the Board then in office; or

                  (d) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution, other than in a transaction that complies with the provisions described under Section 801.

                  "Closing Date" means the date on which the Initial Notes are originally issued under this Indenture.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Common Stock" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's Common Stock, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all series and classes of such Common Stock.

                  "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

                  "Consolidated EBITDA" means, for any period, the sum of, without duplication, Consolidated Net Income for such period, plus (or, in the case of clause (d) below, plus or minus) the following items to the extent included in computing Consolidated Net Income for such period: (a) Fixed Charges for such period, plus (b) the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period, plus (c) the aggregate depreciation and amortization expense of the Company and its Restricted Subsidiaries for such period, plus (d) any other non-cash charges for such period, and minus non-cash credits for such period, other than non-cash charges or credits resulting from changes in prepaid assets


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                                        6

or accrued liabilities in the ordinary course of business; provided that fixed charges, income tax expense, depreciation and amortization expense and non-cash charges and credits of a Restricted Subsidiary will be included in Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income for such period.

                  "Consolidated Net Income" means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash during such period, (d) the net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination and (e) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination restricted, directly or indirectly, except to the extent that such net income is actually paid to the Company or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated Net Income will be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Consolidated Net Income otherwise attributable to such Restricted Subsidiary multiplied by
(B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

                  "Consolidated Tangible Assets" means, as of the date of determination, the total assets, less goodwill and other intangibles, shown on the balance sheet of the Company and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP.

                  "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 61 Broadway, 15th Floor, New York, New York 10006, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate trust and agency business shall be conducted.

                  "corporation" includes corporations, associations, companies and business trusts.

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                                        7

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Defaulted Interest" has the meaning specified in Section 309.

                  "Depositary" means The Depository Trust Company, its nominees and successors.

                  "Designated Senior Indebtedness" means (i) so long as the Senior Bank Debt is outstanding, the Senior Bank Debt and (ii) thereafter, any other Senior Indebtedness permitted under the Indenture the principal amount of which is $25 million or more and that has been specifically designated by the Company, in the instrument creating or evidencing such Senior Indebtedness or in an officers' certificate delivered to the Trustee, as "Designated Senior Indebtedness."

                  "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board is required to deliver a resolution of the Board, to make a finding or otherwise take action under the Indenture, a member of the Board who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

                  "Disqualified Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise (i) is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes, (ii) is redeemable at the option of the holder thereof, at any time prior to such final Stated Maturity or (iii) at the option of the holder thereof is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions therein giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes will not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than Sections 1015 and 1016 hereof, and such Capital Stock specifically provides that the issuer will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the provisions contained in Sections 1015 and 1016 hereof.

                  "Equity Offering" means a public or private offering of Capital Stock (other than Disqualified Stock) of the Company.

                  "Event of Default" has the meaning specified in Section 501.

                  "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

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                                        8

                  "Exchange Notes" has the meaning stated in the first recital of this Indenture and refers to any Exchange Notes containing terms substantially identical to the Initial Notes (except that such Exchange Notes shall not contain terms with respect to the interest rate step-up provision and transfer restrictions) that are issued and exchanged for the Initial Notes pursuant to the Registration Rights Agreement and this Indenture.

                  "Exchange Offer" means the exchange offer that may be effected pursuant to the Registration Rights Agreement.

                  "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

                  "Existing Indebtedness" means the Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Amended Credit Agreement) outstanding on the Closing Date and listed on a schedule to this Indenture, until such amounts are repaid.

                  "Facility" means any premises, together with the diagnostic imaging and treatment equipment installed therein, used by the Company in the conduct of the business of providing diagnostic imaging and information, treatment and related management services.

                  "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

                  "Fixed Charges" means, for any period, without duplication, the sum of (a) the amount that, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of interest rate contracts (including amortization of discounts),
(iii) the interest portion of any deferred payment obligation, (iv) amortization of debt issuance costs, and (v) the interest component of Capitalized Lease Obligations, plus (b) cash dividends paid on Preferred Stock and Disqualified Stock by the Company and any Restricted Subsidiary (to any Person other than the Company and its Restricted Subsidiaries), computed on a tax effected basis, plus
(c) all interest on any Indebtedness of any Person guaranteed by the Company or any of its Restricted Subsidiaries or secured by a lien on the assets of the Company or any of its Restricted Subsidiaries; provided, however, that Fixed Charges will not include (i) any gain or loss from extinguishment of debt, including the write-off of debt issuance costs, and (ii) the fixed charges of a Restricted Subsidiary to the extent (and in the same proportion) that the net income of such Subsidiary was excluded in calculating Consolidated Net Income pursuant to clause (e) of the definition thereof for such period.

                  "Fixed Charge Coverage Ratio" means, for any period, the ratio of Consolidated


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                                        9

EBITDA for such period to Fixed Charges for such period.

                  "Foreign Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a state thereof or the District of Columbia and that has no material operations or assets in the United States.

                  "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the Closing Date.

                  "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person entered into in the ordinary course of business under
(i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other similar financial agreements or arrangements designed to protect such Person against, or manage the exposure of such Person to, fluctuations in interest rates, and (ii) forward exchange agreements, currency swap, currency option and other similar financial agreements or arrangements designed to protect such Person against, or manage the exposure of such Person to, fluctuations in foreign currency exchange rates.

                  "Holder" means the Person in whose name a Note is, at the time of determination, registered on the Registrar's books.

                  "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services,
(e) the attributable value of every Capitalized Lease Obligation of such Person,
(f) all Disqualified Stock of such Person valued at its maximum fixed repurchase price, plus accrued and unpaid dividends, (g) all obligations of such Person under or in respect of Hedging Obligations, and (h) every obligation of the type referred to in clauses (a) through (g) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness is required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair

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                                       10

market value of such Disqualified Stock, such fair market value will be determined in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liability for federal, state or local taxes or other taxes owed by such Person will not be considered Indebtedness for purposes of this definition.

                  "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

                  "Initial Notes" has the meaning stated in the first recital of this Indenture.

                  "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

                  "Investment" in any Person means, (i) directly or indirectly, any advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement) or capital contribution to such Person, the purchase or other acquisition of any stock, bonds, notes, debentures or other securities issued by such Person, the acquisition (by purchase or otherwise) of all or substantially all of the business or assets of such Person, or the making of any investment in such Person, (ii) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary and (iii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary. Investments exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

                  "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon, or with respect to, any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property that such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

                  "Maturity", when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) payments made to retire Indebtedness where such Indebtedness is secured by the assets that are the subject of such Asset Sale, (d) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets that are subject to the Asset Sale and (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

                  "Non-payment Event of Default" means any event (other than a Payment Event of Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

                  "Non-Recourse Indebtedness" means Indebtedness of a Permitted Joint Venture (i) as to which neither the Company nor any of its Restricted Subsidiaries (other than such Permitted Joint Venture), (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise), and (ii) the obligees of which will have recourse for repayment of the principal of and interest on such Indebtedness and any fees, indemnities, expense reimbursements or other amount of whatsoever nature accrued or payable in connection with such Indebtedness solely against the assets of such Permitted Joint Venture and not against any of the assets of the Company or its Restricted Subsidiaries (other than such Permitted Joint Venture).

                  "Non-U.S. Person" means a Person that is not a "U.S. Person" as defined in Regulation S.

                  "Notes" has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall include any Exchange Notes to be issued and exchanged for any Notes pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Initial Notes and Exchange Notes shall vote together as one series of Notes under this Indenture.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Officers' Certificate" means a certificate signed by the Chairman, the Chief Executive Officer, President or any Vice President, and by the Chief Financial Officer, Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, or any Subsidiary Guarantor, and delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be acceptable to the Trustee.

                  "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

                  (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

                  (b) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                  (c) Notes, except to the extent provided in Sections 1202 and 1203, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Twelve; and

                  (d) Notes which have been paid pursuant to Section 308 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

                  "Pari Passu Indebtedness" means (a) with respect to the Notes, Indebtedness that ranks pari passu in right of payment to the Notes and (b) with respect to any Subsidiary Guarantee, Indebtedness that ranks pari passu in right of payment to such Subsidiary Guarantee.

                  "Paying Agent" means State Street Bank and Trust Company, N.A., and any successor (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

                  "Payment Default" has the meaning specified in Section 501.

                  "Payment Event of Default" has the meaning specified in
Section 1403.

                  "Permitted Business" means the Business conducted by the Company, its Restricted Subsidiaries and Permitted Joint Ventures as of the Closing Date and any and all diagnostic imaging and information businesses that in the good faith judgment of the Board are reasonably related thereto.

                  "Permitted Holders" means (i) Carlyle Partners II, L.P., a Delaware limited partnership, Carlyle Partners III, L.P., a Delaware limited partnership, Carlyle International Partners II, L.P., a Cayman Islands exempted limited partnership, Carlyle International Partners III, L.P., a Cayman Islands exempted limited partnership, C/S International Partners, a Cayman Islands general partnership, State Board of Administration of Florida, a separate account maintained pursuant to an Investment Management Agreement dated as of September 6, 1996 among the State Board of Administration of Florida, Carlyle Investment Group, L.P. and Carlyle Investment Management, L.L.C., Carlyle Investment Group, L.P., a Delaware limited partnership, Carlyle-InSight International Partners, L.P., a Cayman Islands exempted limited partnership, and Carlyle-InSight Partners, L.P., a Delaware limited partnership, and their Affiliates (collectively, "Carlyle Affiliates") and (ii) General Electric Company, a New York corporation, and its Affiliates (collectively, "GE Affiliates").

                  "Permitted Investments" means any of the following:

                           (a) Investments in (i) securities with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) certificates of deposit, Euro-dollar time deposits or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus of not less than $500,000,000;
         (iii) any shares of money market mutual or similar funds having assets in excess of $500,000,000; (iv) repurchase obligations with a term not exceeding seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above; and (v) commercial paper with a maturity of one year or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and having a rating (A) from Moody's of at least P-1 or (B) from S&P of at least A-1;

                  (b) Investments by the Company or any Wholly Owned Restricted Subsidiary in another Person, if as a result of such Investment (i) such other Person becomes a Restricted Subsidiary that is a Subsidiary Guarantor or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary that is a Subsidiary Guarantor;

                  (c) Investments by the Company or a Restricted Subsidiary in the Company or a Subsidiary Guarantor;

                  (d)   Investments in existence on the Closing Date;

                  (e)    promissory notes or other evidence of
         Indebtedness received as a result of Asset Sales permitted under
         Section 1016;

                  (f) loans or advances to officers, directors and employees of the Company or any of its Restricted Subsidiaries made in the ordinary course of business after the Closing Date in an amount not to exceed $1 million in the aggregate at any one time outstanding;

                  (g) any Investment by the Company or any Restricted Subsidiary of the Company in Permitted Joint Ventures made after the Closing Date having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (g) that are at the time outstanding, not exceeding in the aggregate 5% of the Consolidated Tangible Assets of the Company as of the last day of the most recent full fiscal quarter ending immediately prior to the date of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

                  (h) other Investments that do not exceed $20 million in the aggregate at any one time outstanding.

                  "Permitted Joint Venture" means any joint venture, partnership or other Person designated by the Board, (i) at least 50% of whose Capital Stock with voting power under ordinary circumstances to elect directors (or Persons having similar or corresponding powers and responsibilities) is at the time owned (beneficially or directly) by the Company and/or by one or more Restricted Subsidiaries of the Company and if the Company owns more than 50% of the

Capital Stock of the Permitted Joint Venture, such Permitted Joint Venture is a Restricted Subsidiary of the Company, (ii) all of whose Indebtedness is Non-Recourse Indebtedness, (iii) which is engaged in a Permitted Business, and
(iv) in which any Investment made as a result of designating such Person a Permitted Joint Venture will not violate Section 1011; provided that each of Berwyn Magnetic Resonance Center, LLC, Garfield Imaging Center, Ltd., MRI Associates, L.P., Tom's River Imaging Associates, L.P., St. John's Regional Imaging Center, LLC, Dublin Diagnostic Imaging, LLC, Buckhead Imaging, LLC, MedFinancial, LLC, Connecticut Lithotripsy LLC, Northern Indiana Oncology Center of Porter Memorial Hospital, LLC and Northwest Magnetic Imaging shall be deemed to be a Permitted Joint Venture. Any such designation (other than with respect to the Persons identified in the preceding sentence) shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an officer's certificate certifying that such designation complied with the foregoing provisions.

                  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded plus the lesser of the amount of any premium required to be paid in connection with such refinancings pursuant to the terms of such indebtedness or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary of the Company that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 308 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                  "Preferred Stock" means, with respect to any Person, any and all shares, interests, partnership interests, participation, rights in or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the Closing Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

                  "purchase money obligations" of any Person means any obligations of such Person to any seller or any other Person incurred or assumed to finance the construction and/or acquisition of real or personal property to be used in the business of such Person or any of its Subsidiaries in an amount that is not more than 100% of the cost of such property, and incurred within 90 days after the date of such construction or acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business); provided, however, that any Lien on such Indebtedness shall not extend to any property other than the property so acquired or constructed.

                  "QIB" means a "Qualified Institutional Buyer" under Rule 144A.

                  "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

                  "Qualified Stock" of any Person means any and all Capital Stock of such Person, other than Disqualified Stock.

                  "Redemption Date", when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

                  "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

                  "Register" and "Note Registrar" have the respective meanings specified in Section 305.

                  "Registrar" means State Street Bank and Trust Company and any successor authorized by the Company to act as Registrar.

                  "Registration Rights Agreement" means the Registration Rights Agreement between the Company, the Subsidiary Guarantors and the Initial Purchasers named therein, dated as of June 12, 1998 relating to the Notes.

                  "Registration Statement" means the Registration Statement as defined in the

Registration Rights Agreement.

                  "Regular Record Date" for the interest payable on any Interest Payment Date means the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Restricted Investment" means any Investment other than a Permitted Investment.

                  "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder.

                  "Senior Bank Debt" means the Obligations outstanding under the Amended Credit Agreement.

                  "Senior Indebtedness" means (i) the Senior Bank Debt and any Hedging Obligations in respect thereof and (ii) any other Indebtedness permitted to be incurred by the Company or any Subsidiary Guarantor under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any Indebtedness for money borrowed. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (i) Indebtedness evidenced by the Notes, (ii) Indebtedness of the Company that is expressly subordinated in right of payment to any Senior Indebtedness of the Company or the Notes, (iii) Indebtedness of the Company that by operation of law is subordinate to any general unsecured obligations of the Company, (iv) Indebtedness of the Company to the extent incurred in violation of this Indenture, (v) any liability for federal, state or local taxes or other taxes, owed or owing by the Company, (vi) trade account payables owed or owing by the Company, (vii) amounts owed by the Company for compensation to employees or for services rendered to the Company,
(viii) Indebtedness of the Company to any Restricted Subsidiary or any other Affiliate of the Company, (ix) Disqualified Stock of the Company and (x) Indebtedness which when incurred and without respect to any election under
Section 1111(b) of Title 11 of the United States Code is without recourse to the Company or any Restricted Subsidiary.

                  "Series B Preferred Stock" means the Convertible Preferred Stock, Series B, par value $0.001 per share, of the Company, with the rights, preferences and privileges set forth in the Company's Certificate of Designation, Preferences and Rights of the Series B Preferred Stock.

                  "Series C Preferred Stock" means the Convertible Preferred Stock, Series C, par value $0.001 per share, of the Company, with the rights, preferences and privileges set forth in the Company's Certificate of Designation, Preferences and Rights of the Series C Preferred Stock.

                  "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "Significant Subsidiary" means any Restricted Subsidiary of the Company that, together with its Subsidiaries, (a) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated net sales of the Company and its Subsidiaries, (b) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, in the case of either (a) or (b), as set forth on the most recently available consolidated financial statements of the Company for such fiscal year or (c) was organized or acquired after the beginning of such fiscal year and would have been a Significant Subsidiary if it had been owned during such entire fiscal year.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill, Companies, and its successors

                  "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309.

                  "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest thereon is due and payable.

                  "Subordinated Indebtedness" means Indebtedness of the Company or a Subsidiary Guarantor that is subordinated in right of payment to the Notes or the Subsidiary Guarantees issued by such Subsidiary Guarantor, as the case may be.

                  "Subsidiary" means any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company and/or one or more other Subsidiaries of the Company.

                  "Subsidiary Guarantee" means with respect to each Subsidiary Guarantor, the unconditional guarantee by such Subsidiary Guarantor, pursuant to Article Thirteen.

                  "Subsidiary Guarantors" means, collectively, all Restricted Subsidiaries that are incorporated in the United States or a State thereof or the District of Columbia (other than Permitted Joint Ventures); provided that any Person that becomes an Unrestricted Subsidiary in compliance with Section 1011 shall not be included in "Subsidiary Guarantors" after becoming an Unrestricted Subsidiary.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905.

                  "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                  "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board as an Unrestricted Subsidiary in accordance with Section 1017 and (b) any Subsidiary of an Unrestricted Subsidiary.

                  "U.S. Government Obligations" means (i) securities that are
(a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof; and (ii) depositary receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (i) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depositary receipt.

                  "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

                  "Weighted Average Life" means, as of the date of determination with respect to any Indebtedness or Disqualified Stock, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Indebtedness or Disqualified Stock, respectively, multiplied by (ii) the amount of each such principal or liquidation value payment by (b) the sum of all such principal or liquidation value payments.

                  "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares or shares of foreign Restricted Subsidiaries required to be owned by foreign nationals pursuant to applicable law) of which are owned, directly or indirectly, by the Company.

                  SECTION 102.  Incorporation by Reference of Trust Indenture
Act.

                  (a) This Indenture is expressly made subject to the Trust Indenture Act as if this Indenture were, on the date hereof, subject to the Trust Indenture Act under the provisions of such statute and such provisions are incorporated by reference in this Indenture.

                  (b) Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security holder" means a Holder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the indenture securities means the Company or any other obligor on the Notes.

                  All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the Commission and not otherwise defined herein shall have the meanings assigned to them therein.

                  SECTION 103.  Compliance Certificates and Opinions.

                  Upon any application or request by the Company and the Subsidiary Guarantors to the Trustee to take any action under any provision of this Indenture, the Company and the Subsidiary Guarantors shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a)) shall include:

                  (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                  SECTION 104.  Form of Documents Delivered to Trustee.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Company and/or the Subsidiary Guarantors may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or such Subsidiary Guarantor, as the case may be, stating that the information with respect to such factual matters is in the possession of the Company or such Subsidiary Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  SECTION 105.  Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Company and the Subsidiary Guarantors, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of the signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

                  (c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Register.

                  (d) If the Company or any Subsidiary Guarantor shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company or any such Subsidiary Guarantor (as the case may be), may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company or any such Subsidiary Guarantor (as the case may be) shall have no obligation to do so. Notwithstanding TIA
Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

                  (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company and/or the Subsidiary Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

                  SECTION 106. Notices, etc., to Trustee, Company and Subsidiary Guarantors.

                  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (a) the Trustee by any Holder, the Company or any Subsidiary Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department, or

                  (b) the Company by the Trustee, any Holder or any0 Subsidiary Guarantor shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at 4400 MacArthur Boulevard, Suite 800, Newport Beach, California 92660,
         Attention: General Counsel, or at any other address previously furnished in writing to the Trustee or such Subsidiary Guarantor (as the case may be) by the Company, or

                  (c) any Subsidiary Guarantor by any Holder, the Trustee or the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to Subsidiary Guarantor addressed to it at 4400 MacArthur Boulevard, Suite 800, Newport Beach, California 92660,
         Attention: General Counsel, or at any other address previously furnished in writing to the Trustee or the Company (as the case may be) by such Subsidiary Guarantor.

                  SECTION 107.  Notice to Holders; Waiver.

                  Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

                  SECTION 108.  Effect of Headings and Table of Contents.

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 109.  Successors and Assigns.

                  All covenants and agreements in this Indenture by the Company and the Subsidiary Guarantors shall bind their respective successors and assigns, whether so expressed or not.

                  SECTION 110.  Severability Clause.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 111.  Benefits of Indenture.

                  Nothing in this Indenture or in the Notes, express or implied, shall give to any

Person, other than the parties hereto, any Paying Agent, any Note Registrar and their successors hereunder, and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  SECTION 112.  Governing Law.

                  This Indenture and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement, this Indenture shall be subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

                  SECTION 113.  Legal Holidays.

                  In any case where any Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 309, Stated Maturity or Maturity with respect to any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 309, Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 309, Stated Maturity or Maturity, Change in Control Purchase Date or Asset Sale Purchase Date, as the case may be, to the next succeeding Business Day.

                  SECTION 114. Conflict of Any Provision of Indenture with Trust Indenture Act.

                  If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Sections 310 to 318, inclusive, or conflicts with any provision (an "incorporated provision") required by or deemed to be included in this Indenture by operation of such Trust Indenture Act Sections, such imposed duties or incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

                                   ARTICLE TWO

                                   NOTE FORMS

                  SECTION 201.  Forms Generally.

                  The Initial Notes shall be known as the "95/8% Senior Subordinated Notes due 2008" and the Exchange Notes shall be known as the "95/8% Series B Senior Subordinated Notes due 2008", in each case, of the Company. The Notes and the Trustee's certificate of authentication shall be in substantially the form annexed hereto as Exhibit A. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have letters, notations or other marks of identification and such notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

                  The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

                  The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Initial Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a permanent global Note substantially in the form set forth in Exhibit A (the "U.S. Global Note") deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                  Initial Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single permanent global Note in registered form substantially in the form set forth in Exhibit A (the "Offshore Global Note") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount at maturity of the Offshore Global Note may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as herein provided.

                  Initial Notes offered and sold to "accredited investors" (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs (excluding non-U.S. Persons) shall initially be issued in the form of permanent certificated Notes ("U.S. Physical Notes") in registered form in substantially the form of Exhibit A hereto. Notes issued pursuant to Section 306 in exchange for or upon transfer of interests in the U.S. Global Note or the Offshore Global Note shall be in the form of U.S. Physical Notes or in the form of permanent certificated Notes in registered form substantially in the form set forth in Exhibit A (the "Offshore Physical Note").

                  The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes". The Offshore Global Note and the U.S. Global Note are sometimes collectively referred to as the "Global Notes."

                  SECTION 202.  Restrictive Legends.

                  Unless and until (i) an Initial Note is sold under an effective Registration Statement or (ii) an Initial Note is exchanged for an Exchange Note in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, (A) each U.S. Global Note and U.S. Physical Note shall bear the legend set forth below (the "Private Placement Legend") on the face thereof and (B) the Offshore Physical Notes and the Offshore Global Note shall bear the legend set forth below on the face thereof until at least 41 days after the Issue Date and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit A hereto:

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF

         SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) PRIOR
         TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO
         CLAUSES (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  Each Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

                                  ARTICLE THREE

                                    THE NOTES

                  SECTION 301.  Title and Terms.

                  The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $100,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 307, 308, 906, 1015, 1016 or 1108, pursuant to an Exchange Offer or pursuant to Section 312.

                  The Initial Notes shall be known and designated as the "9 5/8% Senior Subordinated Notes Due 2008" and the Exchange Notes shall be known and designated as the "9 5/8% Series B Senior Subordinated Notes Due 2008" of the Company. Their Stated Maturity shall be June 15, 2008, and they shall bear interest at the rate of 9 5/8% per annum from June 12, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually on June 15 and December 15 in each year, commencing December 15, 1998, until the principal thereof is paid or duly provided for, to the Person in whose name the Note (or any Predecessor Note) is registered at the close of business on the June 1 or December 1 next preceding such Interest Payment Date.

                  The principal of (and premium, if any), and interest on the Notes shall be payable, and the Notes shall be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially shall be the office of the Trustee located at 61 Broadway, 15th Floor, New York, New York 10006) or, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear on the Register; provided that all payments with respect to the U.S. Global Note and the U.S. Physical Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

                  Notes that remain outstanding after the consummation of the Exchange Offer and Exchange Notes issued in connection with the Exchange Offer will be treated as a single class of securities under this Indenture.

                  The Notes shall be redeemable as provided in Article Eleven.

                  SECTION 302.  Denominations.

                  The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof; provided that U.S. Physical Notes originally purchased by or transferred to institutional "accredited investors" (as defined in Rule

501(a), (1), (2), (3) or (7) under the Securities Act) who are not QIBs (excluding Non-U.S. Persons) will be subject to a minimum denomination of $250,000.

                  SECTION 303.  Execution, Authentication, Delivery and Dating.

                  The Notes shall be executed on behalf of the Company by its Chairman, its President or a Vice President. The signature of any of these officers on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

                  Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

                  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Initial Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Initial Notes directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Notes. On Company Order, the Trustee shall authenticate for original issue Exchange Notes in an aggregate principal amount not to exceed the sum of $100,000,000 plus the aggregate principal amount of any Additional Notes issued; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement. In each case, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Notes. Such order shall specify the amount of Notes to be authenticated and the date on which the original issue of Initial Notes or Exchange Notes is to be authenticated.

                  Each Note shall be dated the date of its authentication.

                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Exhibit A duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

                  In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

                  SECTION 304.  Temporary Notes.

                  Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

                  If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

                  SECTION 305. Registration, Registration of Transfer and Exchange.

                  The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Note Registrar") for the purpose of registering Notes and transfers of Notes as herein provided.

                  Subject to the provisions of Section 307, upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

                  At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange (including an exchange of Initial Notes for Exchange Notes), the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission and that the Initial Notes to be exchanged for the Exchange Notes shall be canceled by the Trustee.

                  All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                  Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                  No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 906, 1015, 1016 or 1108 not involving any transfer.

                  The Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the selection of Notes to be redeemed under Section 1104 and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  SECTION 306.  Book-Entry Provisions for Global Notes.

                  (a) Each Global Note initially shall (i) be registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder"), (ii) be deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for such Depositary, and (iii) bear legends as set forth in Section 202.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under any Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) Transfers of any Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 307. In addition, U.S. Physical Notes or Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Note or the Offshore Global Note, respectively, if: (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the applicable Global Note or the Depositary ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days or (y) an Event of Default has occurred and is continuing and Holders of more than 25% in aggregate principal amount of the Notes at the time Outstanding represented by the Global Notes advise the Trustee through the Depositary in writing that the continuation of a book-entry system through the Depositary with respect to the Global Notes is no longer required.

                  (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

                  (d)    In connection with any transfer pursuant to paragraph
(b) of this Section of a beneficial interest in any Global Note to a beneficial owner who is required or permitted to hold a Physical Note, the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of the applicable Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, subject to the terms and conditions of Section 307 hereof, one or more Physical Notes of like tenor and amount.

                  (e) In connection with the transfer of the entire U.S. Global Note or Offshore Global Note to beneficial owners pursuant to paragraph (b) of this Section, the U.S. Global Note or Offshore Global Note, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Note or Offshore Global Note, as the case may be, an equal aggregate principal amount of U.S. Physical Notes or Offshore Physical Notes, as the case may be, of authorized denominations.

                  (f) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Note pursuant to subsection (b) or (d) of this Section shall, unless such exchange is made on or after the Resale Restriction Termination Date and except as otherwise provided in Section 307, bear the applicable legend regarding transfer restrictions applicable to the U.S. Physical Note set forth in Section 202.

                  (g) The registered Global Notes Holder may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  (h) Beneficial owners of interests in a Global Note may receive Physical Notes (which shall bear the Private Placement Legend if required by Section 202) in accordance with the procedures of the Depositary. In connection with the execution, authentication and delivery of such Physical Notes, the Registrar shall reflect on its books and records a decrease in the principal amount of the relevant Global Note equal to the principal amount of such Physical Notes and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes having an equal aggregate principal amount.

                  SECTION 307.  Special Transfer Provisions.

                  Unless and until (i) an Initial Note is sold under an effective Registration Statement, or (ii) an Initial Note is exchanged for an Exchange Note in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, the following provisions shall apply:

                  (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) which is not a QIB (excluding Non-U.S. Persons):

                  (i) The Registrar shall register the transfer of any Initial Note, whether or not such Initial Note bears the Private Placement Legend, if (x) the requested transfer is at least two years after the original issue date of the Initial Notes or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto.

                  (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and
         (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

                  (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Physical Note or an interest in the U.S. Global Note to a QIB (excluding Non-U.S. Persons):

                  (i) If the Note to be transferred consists of (i) U.S. Physical Notes, the Registrar shall register the transfer and the Company shall execute, and the Trustee shall authenticate and deliver one or more U.S. Physical Notes if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Initial Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Initial Note for its own account or an account with respect to which it exercises sole investment discretion and that it, or the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (ii) an interest in the U.S. Physical Note, the transfer of such interest may be effected only through the book-entry system maintained by the Depositary.

                  (ii) If the proposed transferee is an Agent Member, and the Initial Notes to be transferred consist of U.S. Physical Notes, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the U.S. Physical Notes, as the case may be, to be transferred, and the Trustee shall cancel the U.S.

         Physical Notes so transferred.

                  (c) Transfers of Interests in the Offshore Global Note or Offshore Physical Notes to U.S. Persons. The following provisions shall apply with respect to any transfer of interests in the Offshore Global Note or Offshore Physical Notes to U.S. Persons:

                  (i) prior to the removal of the Private Placement Legend from the Offshore Global Notes or Offshore Physical Notes pursuant to
         Section 202, the Note Registrar shall refuse to register such transfer; and

                  (ii) after such removal pursuant to Section 202, the Note Registrar shall register the transfer of any such Note without requiring any additional certification.

                  (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of an Initial Note to a Non-U.S. Person:

                  (i) Prior to July 22, 1998, the Registrar shall register any proposed transfer of an Initial Note to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit E hereto from the proposed transferor and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Temporary Certificates of like tenor and amount.

                  (ii) On and after July 22, 1998, the Registrar shall register any proposed transfer to any Non-U.S. Person (x) if the Initial Note to be transferred is an Offshore Physical Note, (y) if the Initial Note to be transferred is a U.S. Physical Note or an interest in the U.S. Global Note, upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor and (z) in the case of either clause (x) or (y), the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

                  (iii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Note, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i), and
         (y) instructions in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

                  (e) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the circumstances contemplated by paragraph (a)(i)(x) of this

Section 307 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (f) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                  The Registrar shall retain until such time as no Notes remain Outstanding copies of all letters, notices and other written communications received pursuant to Section 306 or this Section 307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                  SECTION 308.  Mutilated, Destroyed, Lost and Stolen Notes.

                  If (i) any mutilated Note is surrendered to the Trustee or the Registrar, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

                  Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  SECTION 309.  Payment of Interest; Interest Rights Preserved.

                  Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company in The City of New York maintained for such purposes (which initially shall be the office of the Trustee located at 61 Broadway, 15th Floor, New York, New York 10006 pursuant to Section 1002 or, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto pursuant to Section 310 as such address appears in the Register; provided that all payments with respect to the Global Note and Physical Notes the Holders of which have given wire transfer instructions to the Trustee (or other Paying Agent) by the Regular Record Date shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

                  Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

                  (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 107, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the

         Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                  (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

                  If the Company shall be required to pay any additional interest pursuant to the terms of the Registration Rights Agreement, it shall deliver an Officer's Certificate to the Trustee setting forth the new interest rate and the period for which such rate is applicable.

                  SECTION 310.  Persons Deemed Owners.

                  Prior to the due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 309) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  SECTION 311.  Cancellation.

                  All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly canceled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this

Section, except as expressly permitted by this Indenture. All canceled
Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that canceled Notes be returned to it.

                  SECTION 312.  Issuance of Additional Notes.

                  The Company may, subject to Article Ten of this Indenture, issue up to $75,000,000 aggregate principal amount of additional Notes having identical terms and conditions as the Notes offered hereby, except that interest may begin accruing from a date other than the Closing Date (the "Additional Notes"). Any Additional Notes will be part of the same issue as the Notes offered hereby and will vote on all matters with the Notes offered hereby.

                  SECTION 313.  Computation of Interest.

                  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.


                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

                  SECTION 401.  Satisfaction and Discharge of Indenture.

                  Upon the request of the Company, this Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

                  (a) either (i) all the Notes theretofore authenticated and delivered (other than mutilated, destroyed, lost or stolen Notes that have been replaced or paid and Notes that have been subject to defeasance under Article Twelve) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or

         (C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest on the Notes to the date of such deposit (in the case of Notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

                  (b) the Company has paid or caused to be paid all sums payable under this Indenture by the Company; and

                  (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided herein relating to the satisfaction and discharge of this Indenture have been complied with.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

                  SECTION 402.  Application of Trust Money.

                  Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE FIVE

                                    REMEDIES

                  SECTION 501.  Events of Default.

                  "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) default in the payment of any interest on any Note when it becomes due and payable, and continuance of such default for a period of 30 days (whether or not prohibited by Article 14);

                  (b) default in the payment of the principal of (or premium, if any, on) any Note when due (whether or not prohibited by Article 14);

                  (c) failure to perform or comply with Sections 801, 1010, 1011, 1015 and 1016;

                  (d) default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Guarantor contained in this Indenture or in any Subsidiary Guarantee (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere herein), and continuance of such default or breach for a period of 60 days after written notice has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes (and Additional Notes, if any) then outstanding;

                  (e) (i) an event of default has occurred under any mortgage, bond, indenture, loan agreement or other document evidencing an issue of Indebtedness of the Company or any Restricted Subsidiary, which issue individually or in the aggregate has an aggregate outstanding principal amount of not less than $5 million, and such default has resulted in such Indebtedness becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (ii) a default (a "Payment Default") in any payment when due at final maturity of any such Indebtedness;

                  (f) failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments the uninsured portion of which exceeds in the aggregate $5 million, which judgment or judgments are not paid, discharged or stayed for a period of 60 days;

                  (g) any Subsidiary Guarantee ceases to be in full force and effect or is declared null and void or any such Subsidiary Guarantor denies that it has any further liability under any Subsidiary Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Subsidiary Guarantee in accordance with this Indenture); or

                  (h) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustments or composition of or in respect of the Company or any Significant Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

                  (i) the institution by the Company or any Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

                  SECTION 502.  Acceleration of Maturity; Rescission and
Annulment.

                  If an Event of Default (other than as specified in Section 501(h) or 501(i) above) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes (and Additional Notes, if any) then outstanding may, and the Trustee at the request of such Holders will, declare the principal of, and accrued interest on, all of the outstanding Notes immediately due and payable and, upon any such declaration, such principal and such interest will become due and payable immediately.

                  If an Event of Default specified in Section 501(h) or 501(i) above occurs and is continuing, then the principal of and accrued interest on all of the outstanding Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  At any time after a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes (and Additional Notes, if any), by written notice to the Company and the Trustee, may rescind such declaration and its consequences if: (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Notes, (B) all unpaid principal of (and premium, if any, on) any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, (C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes and (D) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (ii) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

                  Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in Section 501(e) shall have occurred and be continuing and provided no judgment or decree for payment of the money due has been obtained by the Trustee, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

                  SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

                  The Company and each of the Subsidiary Guarantors covenants that if

                  (a) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Company and each Subsidiary Guarantor, subject to Section 1305, will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If the Company or any Subsidiary Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, such Subsidiary Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, such Subsidiary Guarantor or any other obligor upon the Notes, wherever situated.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                  SECTION 504.  Trustee May File Proofs of Claim.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes (including the Subsidiary Guarantors) or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 505. Trustee May Enforce Claims Without Possession of Notes.

                  All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

                  SECTION 506.  Application of Money Collected.

                   Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST:  To the payment of all amounts due the Trustee under
Section 607;

                  SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

                  THIRD: The balance, if any, to the Company or any other obligors of the Notes, including the Subsidiary Guarantors, as their interests may appear, or as a court of competent jurisdiction may direct.

                  SECTION 507.  Limitation on Suits.

                  No Holder of any of the Notes has any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder has previously given written notice to the Trustee of a continuing Event of Default, the Holders of at least 25% in aggregate principal amount of the outstanding Notes (and Additional Notes, if any) have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding, the Trustee has failed to institute any such proceeding within 60 days after receipt of such notice, request and offer of indemnity and the Trustee, within such 60-day period, has not received directions inconsistent with such written request from Holders of a majority in aggregate principal amount of the outstanding Notes (and Additional Notes, if any). Such limitations do not apply, however, to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.


                  SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

                  Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Twelve) and in such Note of the principal of (and premium, if any) and (subject to Section 309) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

                  SECTION 509.  Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  SECTION 510.  Rights and Remedies Cumulative.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 308, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 511.  Delay or Omission Not Waiver.

                  No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                  SECTION 512.  Control by Holders.

                  The Holders of not less than a majority in principal amount of the Outstanding Notes (and Additional Notes, if any) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

                  (a) such direction shall not be in conflict with any rule of law or with this Indenture,

                  (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

                  (c) the Trustee need not take any action which might conflict with law or this Indenture or involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

                  SECTION 513.  Waiver of Past Defaults.

                  The Holders of not less than a majority in aggregate principal amount of the outstanding Notes (and Additional Notes, if any) may, by notice to the Trustee, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of (and premium, if any) or interest on any Note (except for such a default resulting from an acceleration that has been rescinded), or in respect of a covenant or provision that under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note.

                  Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  SECTION 514.  Waiver of Stay or Extension Laws.

                  The Company and each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 515. Waiver of Personal Liability of Directors, Officers, Employees and Stockholders.

                  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No director, officer, employee, incorporator or stockholder of any Subsidiary Guarantor, as such, shall have any liability for any obligations of such Subsidiary Guarantor under its Subsidiary Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such waiver is against public policy.

                                   ARTICLE SIX

                                   THE TRUSTEE

                  SECTION 601.  Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing and is actually known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 512 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  SECTION 602.  Notice of Defaults.

                  If a Default or an Event of Default occurs and is continuing and is actually known to the Trustee, the Trustee shall mail to each Holder of the Notes notice of the Default or Event of Default within 90 days after the occurrence thereof. However, except in the case of a Default or an Event of Default in payment of principal of (and premium, if any, on) or interest on any Notes, the Trustee may withhold the notice to the Holders of the Notes if a committee of its trust officers in good faith determines that withholding such notice is in the interests of the Holders of the Notes.

                  SECTION 603.  Certain Rights of Trustee.

                  Subject to the provisions of TIA Sections 315(a) through 315(d):

                  (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting, pursuant to the terms of this Indenture or otherwise, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order with sufficient detail as may be requested by the Trustee and any resolution of the Board may be sufficiently evidenced by a Board Resolution;

                  (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate and/or an Opinion of Counsel;

                  (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) which might be incurred by it in compliance with such request or direction;

                  (f) the Trustee shall not be bound to make any investigation into, and may conclusively rely upon, the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                  (i) except during the continuance of an Event of Default, the Trustee need perform only those duties as are specifically set forth in this Indenture; and

                  (j) the Trustee shall not be deemed to have notice or knowledge of any matter, including, without limitation, whether or not an Event of Default has occurred, unless an officer within the Corporate Trust Department of the Trustee has actual acknowledge thereof or unless written notice thereof is received by the Trustee at its Corporate Trust Office and such notice references the Notes, the Company or this Indenture.

                  The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  SECTION 604. Trustee Not Responsible for Recitals or Issuance of Notes.

                  The recitals contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Subsidiary Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Notes or any Subsidiary Guarantee, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and, upon the effectiveness of the Registration Statement, that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

                  SECTION 605.  May Hold Notes.

                  The Trustee, any Paying Agent, any Note Registrar or any other agent of the Company or of the Trustee, in its individual or other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

                  SECTION 606.  Money Held in Trust.

                  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company or any Subsidiary Guarantor, as the case may be.

                  SECTION 607.  Compensation and Reimbursement.

                  The Company agrees:

                  (a) to pay to the Trustee (in its capacity as Trustee, Paying Agent and Registrar) from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

                  When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(i) or (j), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

                  The provisions of this Section shall survive the termination of this Indenture.

                  SECTION 608.  Corporate Trustee Required; Eligibility.

                  There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1). The Trustee and each successor Trustee shall have (or its corporate parent shall have) a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                                       54
                  SECTION 609.  Resignation and Removal; Appointment of
Successor.

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

                  (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes (and Additional Notes, if any), delivered to the Trustee and to the Company.

                  (d)      If at any time:

                  (1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, except when the Trustee's duty to resign is stayed in accordance with the provisions of TIA Section 310(b), or

                  (2) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

                  (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, winding-up or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes (and Additional Notes, if any) delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 107. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

                  SECTION 610.  Acceptance of Appointment by Successor.

                  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject to the retiring Trustee's rights as provided under the last sentence of Section 607. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

                  SECTION 611. Merger, Conversion, Consolidation or Succession to Business.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                                  ARTICLE SEVEN

                      HOLDERS LISTS AND REPORTS BY TRUSTEE

                  SECTION 701.  Disclosure of Names and Addresses of Holders.

                  Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

                  SECTION 702.  Reports by Trustee.

                  Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Notes, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

                                  ARTICLE EIGHT

                       CONSOLIDATION, MERGER, CONVEYANCE,
                                TRANSFER OR LEASE

                  SECTION 801. Company May Consolidate, etc., Only on Certain Terms.

                  The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company is the surviving corporation), or directly and/or indirectly through its Subsidiaries, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Subsidiaries taken as a whole) in one or more related transactions to, another corporation, Person or entity unless:

                  (a) either (i) the Company is the surviving corporation or
         (ii) in the case of a transaction involving the Company, the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Surviving Entity") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

                  (b) immediately after giving effect to such transaction and treating any obligation of the Company in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no Default or Event of Default has occurred and is continuing;

                  (c) the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of
         Section 1010;

                  (d) each Subsidiary Guarantor, unless it is the other party to the transaction described above, has by supplemental indenture confirmed that its Subsidiary Guarantee applies to the Surviving Entity's obligations under this Indenture and the Notes;

                  (e) if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 1014 are complied with; and

                  (f) the Company delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction complies with the requirements of this Indenture.

                  No Subsidiary Guarantor shall consolidate with or merge with or into any other Person or convey, sell, assign, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any other Person (other than the Company or another Subsidiary Guarantor) unless:

                  (a) subject to the provisions of the following paragraph, the Person formed by or surviving such consolidation or merger (if other than such Subsidiary Guarantor) or to which such properties and assets are transferred assumes all of the obligations of such

         Subsidiary Guarantor under this Indenture and its Subsidiary Guarantee, pursuant to a supplemental indenture in form and substance satisfactory to the Trustee;

                  (b) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing; and

                  (c) the Subsidiary Guarantor delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction complies with the requirements of this Indenture.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  SECTION 802.  Successor Substituted.

                  In the event of any transaction described in and complying with the conditions listed in the first paragraph of Section 801 in which the Company is not the continuing obligor under this Indenture, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and thereafter the Company will, except in the case of a lease, be discharged from all its obligations and covenants under this Indenture and Notes.

                                  ARTICLE NINE

                     SUPPLEMENTS AND AMENDMENTS TO INDENTURE
                            AND SUBSIDIARY GUARANTEES

                  SECTION 901.  Without Consent of Holders.

                  Without the consent of any Holders, the Company and any affected Subsidiary Guarantor, each when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture, the Notes or any Subsidiary Guarantee without the consent of any Holder of a Note:

                  (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in this Indenture and in the Notes; or

                  (2) to add to the covenants of the Company for the benefit of the Holders, or

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                                       59

         to surrender any right or power herein conferred upon the Company; or

                  (3)      to add additional Events of Defaults; or

                  (4) to provide for uncertificated Notes in addition to or in place of the Physical Notes; or

                  (5) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee; or

                  (6)      to secure the Notes; or

                  (7) to cure any ambiguity, to correct or supplement any provision in this Indenture that may be defective or inconsistent with any other provision in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture, provided, however that such actions pursuant to this clause do not adversely affect the interests of the Holders in any material respect; or

                  (8) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act.

                         Notwithstanding the foregoing, neither the Company nor
                    the Trustee may amend any provisions of the Indenture or the Notes concerning (i) the subordination of the Notes and the Subsidiary Guarantees or (ii) legal defeasance or covenant defeasance without, in either case, the prior written consent of the Agent Bank, acting on behalf of the Banks under the Amended Credit Agreement.

                  SECTION 902.  With Consent of Holders.

                  With the consent of the Holders of not less than a majority in aggregate Outstanding principal amount of the Notes (and Additional Notes, if any) (including consents obtained in connection with a tender offer or exchange offer for the Notes), by Act of said Holders delivered to the Company, any affected Subsidiary Guarantor and the Trustee, the Company and the Subsidiary Guarantor, each when authorized by a Board Resolution, and the Trustee may amend or supplement in any manner this Indenture or any Subsidiary Guarantee or modify in any manner the rights of the Holders under this Indenture or any Subsidiary Guarantee; provided, however, that no such supplement, amendment or modification may, without the consent of the Holder of each Outstanding Note affected thereby:

                  (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in

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                                       60

         which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

                  (b) amend, change or modify the obligation of the Company to make and consummate an Excess Proceeds Offer with respect to any Asset Sale in accordance with the covenant described under Section 1016 or the obligation of the Company to make and consummate a Change of Control offer in the event of a Change of Control in accordance with
         Section 1015, including, in each case, amending, changing or modifying any definition relating thereto;

                  (c) reduce the percentage in principal amount of Outstanding Notes, the consent of whose Holders is required for any waiver of compliance with certain provisions of, or certain defaults and their consequences provided for under, this Indenture;

                  (d) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on the Notes or reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain Defaults or Events of Default;

                  (e) modify the ranking or priority of the Notes or the Subsidiary Guarantee of any Subsidiary Guarantor; or

                  (f) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture other than in accordance with the terms of this Indenture.

                  It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                  SECTION 903.  Execution of Supplemental Indentures.

                  Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any amended or supplemental indenture, the Trustee shall, subject to this Section 903, join with the Company in the execution of such amended or supplemental indenture authorized or permitted by the terms of this Indenture. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The

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                                       61

Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustees own rights, duties or immunities under this Indenture or otherwise.

                  SECTION 904.  Effect of Supplemental Indentures.

                  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  SECTION 905.  Conformity with Trust Indenture Act.

                  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

                  SECTION 906.  Reference in Notes to Supplemental Indentures.

                  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

                  SECTION 907.  Notice of Supplemental Indentures.

                  Promptly after the execution by the Company, any affected Subsidiary Guarantor and the Trustee of any supplemental indenture or Subsidiary Guarantee pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 107, setting forth in general terms the substance of such supplemental indenture or Subsidiary Guarantee.

                                   ARTICLE TEN

                                    COVENANTS

                  SECTION 1001. Payment of Principal, Premium, if any, and Interest.

                  The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

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                                       62

                  SECTION 1002.  Maintenance of Office or Agency.

                  The Company will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office located at 61 Broadway, 15th Floor, New York, New York 10006 of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

                  SECTION 1003.  Money for Note Payments to Be Held in Trust.

                  If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

                  Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date (but no later than 12:00 p.m. (New York City time) on such due date) of payments with respect to the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

                  The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

                  (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                  The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, subject to applicable escheatment laws, be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                  SECTION 1004.  Corporate Existence.

                  Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the


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                                       64

Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

                  SECTION 1005.  Payment of Taxes and Other Claims.

                  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

                  SECTION 1006.  Maintenance of Properties.

                  The Company will cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

                  SECTION 1007.  Insurance.

                  The Company will at all times keep all of its and its Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

                  SECTION 1008.  Statement by Officers As to Default.

                  (a) The Company and each Subsidiary Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of compliance by the Company and such Subsidiary Guarantor with all conditions and covenants under this Indenture. For purposes of this Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

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                                       65

                  (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary Guarantor gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $2,000,000), the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officers' Certificate specifying such event, notice or other action within five days of becoming aware of its occurrence.

                  SECTION 1009.  Reports.

                  Whether or not the Company is required to file reports with the Commission, so long as any Notes are outstanding, the Company will file all such annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13(a) or 15(d) under the Exchange Act. The Company shall also be required (a) to supply to the Trustee and each Holder, or supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective Holder promptly upon written request. In addition, whether or not required by the rules and regulations of the Commission at any time after the Company files a registration statement with respect to the Exchange Offer or a Shelf Registration Statement, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information specified in Rule 144A(d)(4) under the Securities Act.

                  SECTION 1010. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness (including Acquired Indebtedness and the issuance of Disqualified Stock), except that the Company and any Subsidiary Guarantors may incur Indebtedness if, at the time of such event, the Fixed Charge Coverage Ratio for the immediately preceding four full fiscal quarters for which internal financial statements are available, taken as one accounting period, would have been equal to at least (i) 2.0 to 1.0 from the Closing Date through and including June 30, 2000 and (ii) 2.25 to 1.0 thereafter.

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                                       66

                  (b) In making the foregoing calculation for any four-quarter period that includes the Closing Date, pro forma effect will be given to the Offering, as if such transactions had occurred at the beginning of such four-quarter period. In addition (but without duplication), in making the foregoing calculation, pro forma effect will be given to:

                  (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred and the application of such proceeds occurred at the beginning of such four-quarter period;

                  (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company or its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period; and

                  (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period. In making a computation under the foregoing clause (i) or (ii), (A) the amount of Indebtedness under a revolving credit facility will be computed based on the average daily balance of such Indebtedness during such four-quarter period, (B) if such Indebtedness bears, at the option of the Company, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of the Company, either the fixed or floating rate, and (C) the amount of any Indebtedness that bears interest at a floating rate will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligations have a remaining term at the date of determination in excess of 12 months).

                  (c) Notwithstanding the foregoing, the Company may, and may permit its Restricted Subsidiaries to, incur the following Indebtedness ("Permitted Indebtedness"):

                  (i) Indebtedness of the Company or any Subsidiary Guarantor under the Amended Credit Agreement (and the incurrence by any Subsidiary Guarantor of guarantees thereof) in an aggregate principal amount at any one time outstanding not to exceed $150 million, less any amounts applied to the permanent reduction of such credit facilities pursuant to the provisions of Section 1016;

                  (ii) Indebtedness represented by the Notes (other than the Additional Notes) and the Subsidiary Guarantees;

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                                       67

                  (iii)    Existing Indebtedness;

                  (iv) the incurrence by the Company of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, any Indebtedness that is permitted to be incurred under clause (ii) or (iii) above;

                  (v) Indebtedness owed by the Company to any Wholly Owned Restricted Subsidiary or owed by any Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary (provided that such Indebtedness is held by the Company or such Restricted Subsidiary); provided, however, that any Indebtedness of the Company owing to any such Restricted Subsidiary is unsecured and subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration, or otherwise) to the payment and performance of the Company's obligations under the Notes;

                  (vi) Indebtedness of the Company or any Restricted Subsidiary under Hedging Obligations incurred in the ordinary course of business;

                  (vii) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock;

                  (viii) either (A) Capitalized Lease Obligations of the Company or any Restricted Subsidiary or (B) Indebtedness under purchase money mortgages or secured by purchase money security interests so long as
         (x) such Indebtedness is not secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and (y) such Indebtedness is created within 60 days of the acquisition of the related property; provided, however, that the aggregate amount of Indebtedness under clauses (A) and (B) does not exceed 5% of Consolidated Tangible Assets at any one time outstanding;

                  (ix) Guarantees by any Restricted Subsidiary made in accordance with the provisions of Section 1022;

                  (x) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

                  (xi) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted

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                                       68

         Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

                  (xii) the incurrence of Non-Recourse Indebtedness by Permitted Joint Ventures; and

                  (xiii) Indebtedness of the Company, any Subsidiary Guarantor or any Permitted Joint Venture not permitted by any other clause of this definition, in an aggregate principal amount not to exceed $15 million at any one time outstanding.

                  SECTION 1011.  Limitation on Restricted Payments.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

                  (a) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company or any Restricted Subsidiary, other than (i) dividends or distributions payable solely in Qualified Equity Interests or (ii) dividends or distributions by a Restricted Subsidiary payable to the Company or another Wholly Owned Restricted Subsidiary;

                  (b) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock, or any options, warrants or other rights to acquire such shares of Capital Stock, of the Company, any Restricted Subsidiary or any Affiliate of the Company (other than, in either case, any such Capital Stock owned by the Company or any of its Wholly Owned Restricted Subsidiaries);

                  (c) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Pari Passu Indebtedness or Subordinated Indebtedness; and

                  (d) make any Investment (other than a Permitted Investment) in any Person (such payments or other actions described in (but not excluded from) clauses (a) through (d) being referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment:

                           (i) no Default or Event of Default has occurred and
                  is continuing,

                           (ii) the Company would, at the time of such
                  Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to

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                                       69

                  incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 1010, and

                           (iii) the aggregate amount of all Restricted Payments
                  made after the Closing Date does not exceed the sum of:

                                    (A) 50% of the aggregate Consolidated Net
                           Income of the Company during the period (taken as one accounting period) from the first day of the Company's first fiscal quarter commencing after the Closing Date to the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income is a loss, minus 100% of such amount); plus

                                    (B) 100% of the aggregate net cash proceeds
                           received by the Company after the Closing Date from the issuance or sale (other than to a Subsidiary) of either (1) Qualified Equity Interests of the Company or (2) debt securities or Disqualified Stock that have been converted into or exchanged for Qualified Stock of the Company, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange.

                  Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may take the following actions, so long as no Default or Event of Default has occurred and is continuing or would occur:

                  (a) the payment of any dividend in cash or Qualified Equity Interests of the Company within 60 days after the date of declaration thereof, if at the declaration date such payment would not have been prohibited by the foregoing provisions;

                  (b) the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company, in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company;

                  (c) the purchase, redemption, defeasance or other acquisition or retirement for value of any Pari Passu Indebtedness or Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of Qualified Equity Interests of the Company;

                  (d) the purchase, redemption, defeasance or other acquisition or retirement for value of Pari Passu Indebtedness or Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance or sale (other than to a

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                                       70

         Subsidiary) of, Pari Passu Indebtedness or Subordinated Indebtedness, respectively, so long as the Company or a Restricted Subsidiary would be permitted to refinance such original Pari Passu Indebtedness or Subordinated Indebtedness with such new Pari Passu Indebtedness or Subordinated Indebtedness pursuant to clause (iv) of the definition of Permitted Indebtedness;

                  (e) the repurchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control in accordance with provisions similar to Section 1015; provided, however, that prior to or simultaneously with such repurchase, the Company has made the Change of Control Offer as provided in Section 1015 with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer;

                  (f) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees of the Company or of any Restricted Subsidiary (or their estates or beneficiaries under their estates) or by any employee benefit plan, upon death, disability, retirement or termination of employment or pursuant to the terms of any employee benefit plan or any other agreement under which such shares of stock or related rights were issued; provided, however, that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock after the Closing Date does not exceed $500,000 in any fiscal year; and

                  (g) Investments constituting Restricted Payments not to exceed $5 million at any one time outstanding.

                  The actions described in clauses (b), (c), (e), (f) and (g) of the second paragraph of this Section 1011 will be Restricted Payments that will be permitted to be taken in accordance with this Section 1011 but will reduce the amount that would otherwise be available for Restricted Payments under clause (d)(iii) of the first paragraph of this Section 1011 and the actions described in clauses (a) and (d) of the second paragraph of this Section 1011 will be Restricted Payments that will be permitted to be taken in accordance with this Section 1011 and will not reduce the amount that would otherwise be available for Restricted Payments under clause (d)(iii) of the first paragraph of this Section 1011.

                  For the purpose of making any calculations under this Indenture (i) if a Restricted Subsidiary is designated an Unrestricted Subsidiary, the Company will be deemed to have made an Investment in an amount equal to the greater of the fair market value or net book value of the net assets of such Restricted Subsidiary at the time of such designation as determined by the Board, and (ii) any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, as determined by the Board. The amount of all

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                                       71

Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $5 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required under this Section 1011 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

                  If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other Person that thereafter becomes a Restricted Subsidiary, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the lesser of (x) the net asset value of such Subsidiary at the time it becomes a Restricted Subsidiary and (y) the initial amount of such Investment.

                  If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise, other than the redesignation of an Unrestricted Subsidiary or other Person as a Restricted Subsidiary), to the extent such net reduction is not included in the Company's Consolidated Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (x) the cash proceeds received by the Company and its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

                  In computing the Consolidated Net Income of the Company for purposes of the foregoing clause (d)(iii)(A) of the first paragraph of this
Section 1011, (i) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company will be permitted to rely in good faith on the financial statements and other financial data derived from its books and records that are available on the date of determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment will be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

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                                       72

                  SECTION 1012. Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries.

                  The Company (a) shall not permit any Restricted Subsidiary to issue any Capital Stock (other than to the Company or a Wholly Owned Restricted Subsidiary) and (b) shall not, and shall not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Restricted Subsidiary); provided, however, that this covenant will not prohibit (i) the sale or other disposition of all, but not less than all, of the issued and outstanding Capital Stock of a Restricted Subsidiary owned by the Company and its Restricted Subsidiaries in compliance with the other provisions of this Indenture, (ii) the sale or other disposition of a portion of the issued and outstanding Capital Stock of an existing Wholly Owned Subsidiary if (A) as a result of such sale or disposition such Wholly Owned Restricted Subsidiary becomes a Permitted Joint Venture and (B) at the time of such sale or disposition, the Company could make an Investment in the remaining Capital Stock held by it or one of its Restricted Subsidiaries in an amount equal to the amount of its remaining Investment in such existing Restricted Subsidiary pursuant to Section 1011, or (iii) the ownership by directors of director's qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law.

                  The Company shall not permit any Restricted Subsidiary to issue any Preferred Stock.

                  SECTION 1013.  Limitation on Transactions with Affiliates.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction with, or for the benefit of, any Affiliate of the Company ("Interested Persons"), unless (a) such transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's length transaction with third parties who are not Interested Persons and (b) the Company delivers to the Trustee (i) with respect to any transaction or series of related transactions entered into after the Closing Date involving aggregate payments in excess of $1.0 million, a resolution of the Board set forth in an officers' certificate certifying that such transaction or transactions comply with clause (a) above and that such transaction or transactions have been approved by the Board (including a majority of the Disinterested Directors) of the Company and (ii) with respect to a transaction or series of related transactions involving aggregate payments equal to or greater than $10 million, a written opinion as to the fairness to the Company or such Restricted Subsidiary of such transaction or series of transactions from a financial point of view issued by an accounting, appraisal or investment banking firm, in each case of national standing.

                  The foregoing covenant will not restrict:

                  (A) transactions among the Company and/or its Restricted Subsidiaries;

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                                       73

                  (B) the Company from paying reasonable and customary regular compensation and fees to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary;

                  (C) transactions permitted by Section 1011;

                  (D) advances to employees for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business and consistent with past practice; and

                  (E) purchases of equipment, supplies and related services made on an arm's length basis in the ordinary course of business by the Company, any Restricted Subsidiary or any Permitted Joint Venture from any Affiliate.

                  SECTION 1014.  Limitation on Liens.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Pari Passu Indebtedness or Subordinated Indebtedness of the Company on or with respect to any of its property or assets, including any shares of stock or indebtedness of any Restricted Subsidiary, whether owned at the Closing Date or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless:

                  (i) in the case of any Lien securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien; and

                  (ii) in the case of any Lien securing Pari Passu Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to or pari passu with such Lien.

                  (b) The Company shall not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Pari Passu Indebtedness or Subordinated Indebtedness of such Subsidiary Guarantor on or with respect to such Subsidiary Guarantor's properties or assets, including any shares of stock or Indebtedness of any other Restricted Subsidiary, whether owned at the Closing Date or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless:

                  (i) in the case of any Lien securing Pari Passu Indebtedness of such Subsidiary Guarantor, each Subsidiary Guarantee of such Subsidiary Guarantor is secured by a Lien on such property, assets or proceeds that is senior in priority to or pari passu with such Lien; and

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                                       74

                  (ii) in the case of any Lien securing Subordinated Indebtedness of such Subsidiary Guarantor, each Subsidiary Guarantee of such Subsidiary Guarantor is secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien.

                  SECTION 1015. Purchase of Notes upon a Change of Control.

                  (a) If a Change of Control occurs at any time, then each Holder shall have the right to require that the Company purchase such Holder's Notes and Additional Notes, if any, in whole or in part in integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in this Indenture.

                  (b) Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each Holder of Notes and Additional Notes by first-class mail, postage prepaid, at its address appearing in the security register, stating, among other things:

                  (i) the purchase price and the purchase date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act;

                  (ii) that any Note or Additional Note not tendered will continue to accrue interest;

                  (iii) that, unless the Company defaults in the payment of the purchase price, any Notes or Additional Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control purchase date;

                  (iv) that Holders electing to have any Note purchased pursuant to the Change of Control Offer will be required to surrender such Note, together with the form entitled "Option to the Holder to Elect Purchase" on the reverse side of such Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on this Business Day immediately preceding the Change of Control Payment Date;

                  (v) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

                  (vi) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

                  (c) The Company shall comply with the applicable tender offer rules including Rule-14e under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer. To the extent that provisions of any applicable securities laws or regulations conflict with provisions of this Section 1015, the Company shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1015 by virtue thereof.

                  (d) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all the Notes validly tendered and not withdrawn under such Change of Control Offer.

                  SECTION 1016.  Limitation on Certain Asset Sales.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold evidenced by a resolution of the board of directors of such entity set forth in an Officers' Certificate delivered to the Trustee and (ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 75% cash or Cash Equivalents (for purposes of this clause (ii), cash and Cash Equivalents includes (a) the principal amount of any Indebtedness for money borrowed (as reflected in the Company's consolidated balance sheet) of the Company or any Restricted Subsidiary that is assumed by any transferee of any such assets or other property in such Asset Sale, but only to the extent that such assumption is effected on a basis under which there is no further recourse to the Company or any of its Restricted Subsidiaries with respect to such Indebtedness, and (b) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted within 90 days of consummation of the related Asset Sale by the Company or such Restricted Subsidiary into cash and Cash Equivalents (to the extent of the net cash proceeds or the Cash Equivalents (net of related costs) received upon such conversion)).

                  (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may, at its option, within 12 months after such Asset Sale, (i) apply all or a portion of the Net Cash Proceeds to the permanent reduction of amounts outstanding under the Amended Credit Agreement (and to correspondingly reduce the commitments, if any, with respect thereto) or to the permanent repayment of other Senior Indebtedness of the Company or a Restricted Subsidiary, provided that the repayment of any Indebtedness incurred under the Amended Credit Agreement in connection with the acquisition of any Facility with the proceeds of any subsequent Sale and Leaseback Transaction relating to such Facility shall not result in the

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                                       76

permanent reduction of the amounts outstanding under the Amended Credit Agreement or correspondingly permanently reduce the commitments thereunder, or
(ii) invest (or enter into a legally binding agreement to invest) all or a portion of such Net Cash Proceeds in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Restricted Subsidiaries, as the case may be, existing on the Closing Date or in businesses the same, similar or reasonably related thereto. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (i) or
(ii) (without regard to the parenthetical contained in such clause (ii)) above. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in a manner that is not prohibited by this Indenture. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph shall constitute "Excess Proceeds."

                  (c) When the aggregate amount of Excess Proceeds exceeds $5 million, the Company will, within 30 days thereafter, make an offer to purchase (an "Excess Proceeds Offer") from all Holders of Notes and Additional Notes, if any, on a pro rata basis, in accordance with the procedures set forth in this Indenture, the maximum principal amount (expressed as a multiple of $1,000) of Notes and Additional Notes, if any, that may be purchased with the Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued interest, if any, to the date such offer to purchase is consummated. To the extent that the aggregate principal amount of Notes and Additional Notes, if any, tendered pursuant to such offer to purchase is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes and Additional Notes, if any, validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, the Notes and Additional Notes, if any, to be purchased will be selected on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset to zero.

                  SECTION 1017.  Unrestricted Subsidiaries.

                  (a) The Board may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity,
(iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 1011, (iv) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from Persons who are not Affiliates of the Company, (v) neither the Company nor any Restricted Subsidiary

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                                       77

has any obligation to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results, and (vi) such Unrestricted Subsidiary has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not an executive officer of the Company or any of its Restricted Subsidiaries. Notwithstanding the foregoing, the Company may not designate any of its Subsidiaries existing as of the Closing Date or any successor to any of them as an Unrestricted Subsidiary and may not sell, transfer or otherwise dispose of any properties or assets of any such Subsidiary to an Unrestricted Subsidiary, other than in the ordinary course of business.

                  (b) The Board may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided, however that (i) no Default or Event of Default has occurred and is continuing following such designation and (ii) the Company could, at the time of making such designation and giving such pro forma effect as if such designation had been made at the beginning of the applicable four quarter period, incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of Section 1010 (treating any Indebtedness of such Unrestricted Subsidiary as the incurrence of Indebtedness by a Restricted Subsidiary).

                  SECTION 1018. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary or (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of:

                  (i)      any agreement in effect on the Closing Date;

                  (ii) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Restricted Subsidiary;

                  (iii) the refinancing or successive refinancing of Indebtedness incurred under the agreements in effect on the Closing Date, so long as such encumbrances or restrictions are no more restrictive than those contained in such original agreement;

                  (iv) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created

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                                       78

         in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

                  (v) purchase money obligations for acquired property permitted under Section 1010 that impose restrictions of the nature described in clause (d) above on the property so acquired;

                  (vi) any agreement for the sale of a Restricted Subsidiary or an asset that restricts distributions by that Restricted Subsidiary or transfers of such asset pending its sale;

                  (vii) secured Indebtedness otherwise permitted to be incurred pursuant to Section 1014 that limits the right of the debtor to dispose of the assets securing such Indebtedness;

                  (viii) restrictions on cash or other deposits or net worth imposed by leases entered into in the ordinary course of business; and

                  (ix) Non-Recourse Indebtedness of any Permitted Joint Venture permitted to be incurred under the Indenture.

                  SECTION 1019.  Waiver of Certain Covenants.

                  The Company or any Subsidiary Guarantor may omit in any particular instance to comply with any term, provision or condition set forth in
Section 803 or Sections 1007 through 1022, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes (and Additional Notes, if any), by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                  SECTION 1020.  Payment for Consent.

                  Neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

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                                       79

                  SECTION 1021.  Limitation on Layering Debt.

                  The Company and each Subsidiary Guarantor will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness or guarantee, as applicable, that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Notes or such Subsidiary Guarantor's Subsidiary Guarantee, respectively.

                  SECTION 1022. Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.

                  The Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Indebtedness of the Company or any Indebtedness of any other Restricted Subsidiary, unless (a) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary on a senior subordinated basis and (b) with respect to any guarantee of Subordinated Indebtedness by a Restricted Subsidiary, any such guarantee is subordinated to such Restricted Subsidiary's guarantee with respect to the Notes at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes, provided, however, that the foregoing provision will not be applicable to any guarantee by any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

                  Any guarantee by a Restricted Subsidiary of the Notes pursuant to the preceding paragraph may provide by its terms that it will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Company's and the Restricted Subsidiaries' Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the guarantee that resulted in the creation of such guarantee of the Notes, except a discharge or release by or as a result of payment under such guarantee.

                                 ARTICLE ELEVEN

                               REDEMPTION OF NOTES

                  SECTION 1101.  Right of Redemption.

                  (a) The Notes may be redeemed at the option of the Company, at any time as a whole or from time to time in part, at any time on or after June 15, 2003, on not less than 30 nor more than 60 days' prior notice to the Holders at the following Redemption Prices (expressed as percentages of principal amount) together with accrued and unpaid interest, if any, to the

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                                       80

Redemption Date (subject to the right of holders of record in the relevant record date to receive interest due on an interest payment date), if redeemed during the 12-month period beginning on June 15 of the years indicated below.

                                                                 Redemption
       Year                                                        Price

     2003.......................................................104.8125%
     2004 ......................................................103.2083%
     2005  .....................................................101.6042%
     2006 and thereafter  ......................................100.0000%

                  (b) In addition, at any time or from time to time on or before June 15, 2001, the Company may redeem, on one or more occasions, up to 35% of the sum of (i) the initial aggregate principal amount of the Notes and (ii) the initial aggregate principal amount of any Additional Notes on one or more occasions with the net proceeds of one or more Equity Offerings at a redemption price equal to 109.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided that, immediately after giving effect to such redemption, at least 65% of the sum of
(x) the initial aggregate principal amount of the Notes and (y) the initial aggregate principal amount of any Additional Notes remains outstanding; provided further that such redemptions shall occur within 60 days of the date of closing of each Equity Offering.

                  (c) The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

                  SECTION 1102.  Applicability of Article.

                  Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

                  SECTION 1103.  Election to Redeem; Notice to Trustee.

                  The election of the Company to redeem any Notes pursuant to
Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104.

                  SECTION 1104.  Selection by Trustee of Notes to Be Redeemed.

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                                       81
                  If less than all the Notes (or Additional Notes, if any) are to be redeemed, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000. The Company shall notify the Trustee of any national securities exchange on which the Notes may be listed.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

                  SECTION 1105.  Notice of Redemption.

                  Notice of redemption shall be given in the manner provided for in Section 107 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.

All notices of redemption shall state:

                  (1) the Redemption Date,

                  (2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,

                  (3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

                  (4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

                  (5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in
         Section 1107) will become due and

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                                       82

         payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date,

                  (6) the place or places, if applicable, where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any, and

                  (7) the CUSIP number.

                  Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

                  SECTION 1106.  Deposit of Redemption Price.

                  Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

                  SECTION 1107.  Notes Payable on Redemption Date.

                  Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 309.

                  If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

                  SECTION 1108.  Notes Redeemed in Part.

                  Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such

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                                       83

Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                                 ARTICLE TWELVE

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                  SECTION 1201. Company Option to Effect Legal Defeasance or Covenant Defeasance.

                  The Company may, at its option and at any time, with respect to the Notes, elect to have either Section 1202 or Section 1203 be applied to all Outstanding Notes (and Additional Notes, if any) upon compliance with the conditions set forth below in this Article Twelve.

                  SECTION 1202.  Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 1201 of the option applicable to this Section 1202, the Company and the Subsidiary Guarantors shall be deemed to have been discharged from its obligations with respect to all Outstanding Notes (and Additional Notes, if any) and the Subsidiary Guarantees on the date the conditions set forth in Section 1204 are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes (and Additional Notes, if any) and the Subsidiary Guarantees, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1205 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes (and Additional Notes, if any) to receive payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due from the trust described in Section 1204, (B) the Company's obligations under Sections 304, 305, 308, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee and (D) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203 with respect to the Notes.

                  SECTION 1203.  Covenant Defeasance.

                  Upon the Company's exercise under Section 1201 of the option applicable to this

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                                       84

Section 1203, the Company and any Subsidiary Guarantor shall be released from its obligations under any covenant contained in Section 801 and Section 803 and in Sections 1006 through 1018 and Sections 1021 and 1022 with respect to the Outstanding Notes (and Additional Notes, if any) on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes (and Additional Notes, if any), the Company and any Subsidiary Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 501(c) and (d) but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

                  SECTION 1204. Conditions to Legal Defeasance or Covenant Defeasance.

                  The following shall be the conditions to application of either
Section 1202 or Section 1203 to the Outstanding Notes (and Additional Notes, if any):

                  (a) the Company must irrevocably deposit or cause to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, money in an amount, or U.S. Government Obligations that through the scheduled payment of principal and interest thereon will provide money in an amount, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of (and premium, if any, on) and interest on the Outstanding Notes (and Additional Notes, if any) at maturity (or upon redemption, if applicable) of such principal or installment of interest;

                  (b) no Default or Event of Default has occurred and is continuing on the date of such deposit or, insofar as an event of bankruptcy under Section 501(h) is concerned, at any time during the period ending on the 91st day after the date of such deposit;

                  (c) such legal defeasance or covenant defeasance may not result in a breach or violation of, or constitute a default under, this Indenture or any material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound;

                  (d) in the case of legal defeasance, the Company must deliver to the Trustee an Opinion of Counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or, since the Closing Date, there has been a change in applicable federal income tax law, to the effect, and based thereon such opinion must confirm, that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

                  (e) in the case of covenant defeasance, the Company must have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (f) the Company must have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the legal defeasance or the covenant defeasance, as the case may be, have been complied with.

                  SECTION 1205. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

                  Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1205, the "Trustee") pursuant to Section 1204 in respect of the Outstanding Notes (and Additional Notes, if any) shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes (and Additional Notes, if any).

                  Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article.

                  SECTION 1206.  Reinstatement.

                  If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1205 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1202 or 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1205; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                ARTICLE THIRTEEN

                                   GUARANTEES

                  SECTION 1301.  Subsidiary Guarantees.

                  Each Subsidiary Guarantor hereby jointly and severally, fully, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that: (a) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Federal Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (a) and (b) above, to the limitations set forth in Section 1306 hereof. Each of the Subsidiary Guarantees shall be a guarantee of payment and not of collection.

                  Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise

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                                       87

constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.

                  Each Subsidiary Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Subsidiary Guarantee of such Subsidiary Guarantor will not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Subsidiary Guarantee or as provided for in this Indenture. Each of the Subsidiary Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Subsidiary Guarantors to enforce such Subsidiary Guarantor's Subsidiary Guarantee without first proceeding against the Company or any other Subsidiary Guarantor. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Subsidiary Guarantor will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

                  If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Subsidiary Guarantor, any amount paid by any of them to the Trustee or such Holder, the Subsidiary Guarantee of each of the Subsidiary Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Subsidiary Guarantee of such Subsidiary Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of the Subsidiary Guarantee of such Subsidiary Guarantor.

                  SECTION 1302.  Execution and Delivery of Subsidiary Guarantee.

                  To further evidence the Subsidiary Guarantee set forth in
Section 1301, each Subsidiary Guarantor hereby agrees that such Subsidiary Guarantee, substantially in the form included in Exhibit C of this Indenture, shall be endorsed on each Note authenticated and delivered by the Trustee. Such Subsidiary Guarantee shall be executed by manual or facsimile signature on behalf of each Subsidiary Guarantor by its Chairman, any Vice Chairman, its

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                                       88

President or a Vice President and attested by its Secretary or Assistant Secretary, and shall have been duly authorized by all requisite corporate action. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

                  Each Subsidiary Guarantor hereby agrees that its respective Subsidiary Guarantee set forth in Section 1301 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

                  SECTION 1303.  Severability.

                  In case any provision of any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 1304.  Seniority of Subsidiary Guarantees.

                  The obligations of each Subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to such Subsidiary Guarantor's Subsidiary Guarantee and this Indenture are unsecured senior subordinated obligations of such Subsidiary Guarantor ranking pari passu in right of payment with all existing and future senior subordinated obligations of such Subsidiary Guarantor.

                  SECTION 1305.  Limitation of Subsidiary Guarantor's Liability.

                  Each Subsidiary Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to Section 1306 hereof, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee constituting such fraudulent transfer or conveyance.

                  SECTION 1306.  Contribution.

                  In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under a Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to the Subsidiary Guarantee of such Subsidiary Guarantor. "Adjusted Net Assets" of such Subsidiary Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantee of such Subsidiary Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Subsidiary Guarantee of such Subsidiary Guarantor, as they become absolute and matured.

                  SECTION 1307.  Release of a Subsidiary Guarantor.

                  (a) A Subsidiary Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under its Subsidiary Guarantee without any further action on the part of the Trustee or any Holder of the Notes upon a sale or other disposition to a Person not an Affiliate of the Company of all of the Capital Stock of, or all or substantially all of the assets of, such Subsidiary Guarantor, by way of merger, consolidation or otherwise, which transaction is carried out in accordance with Section 801 and 1016, so long as (a) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such release and (b) the Company is permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Fixed Charge Coverage Ratio test set forth in subsection (a) of Section 1010 on the date on which such release occurs; provided that any such termination shall occur (x) only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure any Indebtedness of the Company shall also terminate upon such sale, disposition or release and (y) only if the Trustee is furnished with written notice of such release together with an Officers' Certificate from such Subsidiary Guarantor to the effect that all of the conditions to release in this Section 1307(a) have been satisfied.

                  (b) Any Subsidiary Guarantor that is designated by the Board as an Unrestricted Subsidiary in accordance with the terms of this Indenture may, at such time, at the option of the Board, be released and relieved of its obligations under its Subsidiary Guarantee.

The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a Company Request accompanied by an Officers' Certificate certifying as to the compliance with this Section 1307. Any Subsidiary Guarantor not so released shall remain liable for the full amount of principal of and interest on the Notes as provided in its Subsidiary Guarantee.

                  (c) Concurrently with the Legal Defeasance of the Notes under
Section 1202 hereof, or the Covenant Defeasance of the Notes under Section 1203 hereof, the Subsidiary Guarantors shall be released from all their obligations under their Subsidiary Guarantees under this Article Thirteen.

                  SECTION 1308.  Benefits Acknowledged.

                  Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

                  SECTION 1309. Issuance of Subsidiary Guarantees by Certain New Restricted Subsidiaries.

                  The Company shall provide to the Trustee, on the date that any Person (other than a Foreign Subsidiary or Permitted Joint Venture) becomes a Restricted Subsidiary, a supplemental indenture to this Indenture, executed by such new Restricted Subsidiary, providing for a full and unconditional guarantee on a senior subordinated basis by such new Restricted Subsidiary of the Company's obligations under the Notes and this Indenture to the same extent as that set forth in this Indenture.

                                ARTICLE FOURTEEN

                                  SUBORDINATION

                  SECTION 1401.  Notes Subordinate to Senior Indebtedness.

                  The Company covenants and agrees, and each Holder, by its acceptance thereof, likewise covenants and agrees, for the benefit of the Holders, from time to time, of Senior Indebtedness that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Notes and the payment of the principal of (and premium, if any) and interest on each and all of the Notes are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash of all Senior Indebtedness, whether outstanding on the Closing Date or thereafter incurred; provided, however, that the Notes, the Indebtedness represented thereby and the payment of the principal of (and premium, if any) and interest on the Notes in all respects shall rank equally with, or prior

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                                       91

to, all existing and future unsecured indebtedness (including, without limitation, Indebtedness) of the Company that is subordinated to Senior Indebtedness.

                  SECTION 1402. Payment over by the Company of Proceeds upon Dissolution, etc.

                  Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities,

                  (1) the holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders will be entitled to receive any payment in respect of any Obligations with respect to the Notes, and until all Obligations with respect to Senior Indebtedness are paid in full in cash or Cash Equivalents, any distribution to which the Holders would be entitled shall be made to the holders of Senior Indebtedness (except that Holders may receive securities that are subordinated at least to the same extent as the Notes to Senior Indebtedness ("Permitted Junior Securities") and any securities issued in exchange for Senior Indebtedness and Holders may recover payments made from the trust described in Section 1204); and

                  (2) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or any Holder shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, in respect of principal of (and premium, if any) or interest on the Notes before all Senior Indebtedness is paid in full or payment thereof provided for (such provision with respect to Senior Indebtedness under the Amended Credit Agreement being satisfactory to each Lender), and if such fact shall at or prior to the time of such payment or distribution, have been made known to the Trustee or such Holder, as the case may be, by the Agent Bank, then and in such event such payment or distribution (other than a payment or distribution in the form of Permitted Junior Securities or out of the trust described in
         Section 1204) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                  The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance,

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                                       92

transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article Eight.

                  SECTION 1403. Suspension of Payment on Notes When Senior Indebtedness of the Company in Default.

                  (a) Unless Section 1402 shall be applicable, the Company shall not make any payment upon or in respect of the Notes (except in such Permitted Junior Securities or from the trust described in Section 1204) if

                           (i) a default in the payment of the principal of,
                  premium, if any, or interest on Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace (a "Payment Event of Default") which is notified to the Trustee in writing from the Company, the Agent or any other representative of holders of Designated Senior Indebtedness, or

                           (ii) any Non-payment Event of Default occurs and is
                  continuing with respect to Designated Senior Indebtedness which permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Agent Bank or the holders or the representative of the holders of any Designated Senior Indebtedness.

                  (b) Payments on the Notes may and shall be resumed (a) in the case of a Payment Event of Default, upon the date on which such default is cured or waived and (b) in case of a Non-payment Event of Default, the earlier of the date on which such Non-payment Event of Default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received unless the maturity of any Designated Senior Indebtedness has been accelerated. No new period of payment blockage may be commenced by a Payment Blockage Notice unless and until (i) 360 days have elapsed since the first day of the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No Non-payment Event of Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 90 days.

                  SECTION 1404. Payment Over by Subsidiary Guarantors of Proceeds Upon Dissolution, etc.

                  Upon any distribution to creditors of any Subsidiary Guarantor in a liquidation or dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its property, an assignment for the benefit of creditors or any marshaling of such Subsidiary Guarantor's assets and liabilities,

                  (1) the holders of Senior Indebtedness of such Subsidiary Guarantor shall be entitled to receive indefeasible payment in full in cash or cash equivalents of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders will be entitled to receive any payment with respect to the respective Subsidiary Guarantee, and until all Obligations with respect to Senior Indebtedness of such Subsidiary Guarantor and Senior Indebtedness of the Company are paid in full in cash or cash equivalents, any distribution to which the Holders would be entitled shall be made to the holders of such Senior Indebtedness (except that Holders may receive (i) Capital Stock of such Subsidiary Guarantor (other than Disqualified Stock) and (ii) Permitted Junior Securities and any securities issued in exchange for such Senior Indebtedness); and

                  (2) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or any Holder shall have received any payment or distribution of assets of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities, in respect of principal of (and premium, if any) or interest on the Notes before all Senior Indebtedness of such Subsidiary Guarantor is paid in full or payment thereof provided for (such provision with respect to Senior Indebtedness under the Amended Credit Agreement being satisfactory to each Lender), and if such fact shall at or prior to the time of such payment or distribution, have been made known to the Trustee or such Holder, as the case may be, by the Agent Bank, then and in such event such payment or distribution (other than a payment or distribution in the form of Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of such Subsidiary for application to the payment of all Senior Indebtedness of such Subsidiary Guarantor remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                  The consolidation of any Subsidiary Guarantor with, or the merger of any Subsidiary Guarantor into, another Person or the liquidation or dissolution of any Subsidiary Guarantor following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of such Subsidiary Guarantor for the purposes of this Section if the Person formed by such consolidation or into which such Subsidiary Guarantor is merged or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article Eight.

                  SECTION 1405. Suspension of Payment on Subsidiary Guarantees When Senior Indebtedness of Subsidiary Guarantor in Default.

                  (a) Unless Section 1404 shall be applicable, a Subsidiary Guarantor shall not make any payment upon or in respect of such Subsidiary Guarantor's Subsidiary Guarantee (except in such Permitted Junior Securities) if

                           (i) a Payment Event of Default on Designated Senior
                  Indebtedness of such Subsidiary Guarantor or Designated Senior Indebtedness of the Company occurs and is continuing beyond any applicable period of grace which is notified to the Trustee in writing from such Subsidiary Guarantor, the Agent or any other representative of holders of Designated Senior Indebtedness, or

                           (ii) any Non-payment Event of Default occurs and is
                  continuing with respect to Designated Senior Indebtedness of such Subsidiary Guarantor or Designated Senior Indebtedness of the Company which permits holders of the Designated Senior Indebtedness of such Subsidiary Guarantor or Designated Senior Indebtedness of the Company as to which such default relates to accelerate its maturity and the Trustee receives a Payment Blockage Notice from the Agent Bank or the holders or the representative of the holders of such Designated Senior Indebtedness.

                  (b) Payments on the Subsidiary Guarantees may and shall be resumed (a) in the case of a Payment Event of Default, upon the date on which such default is cured or waived and (b) in case of a Non-payment Event of Default, the earlier of the date on which such Nonpayment Event of Default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated. No new period of payment blockage may be commenced by a Payment Blockage Notice unless and until (i) 360 days have elapsed since the first day of the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Notes that have become due and payable have been paid in full. No Non-payment Event of Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 90 days.

                  SECTION 1406.  Payment Permitted If No Default.

                  Nothing contained in this Article or elsewhere in this Indenture, in any of the Notes or in any Subsidiary Guarantee shall prevent the Company or any Subsidiary Guarantors, as applicable, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company or any Subsidiary Guarantor referred to in Section 1402 or 1404 or under the conditions described in Section 1403 or 1405, from making payments at any time of principal of (and premium, if any, on) or interest on the Notes or under a Subsidiary Guarantee, as applicable.

                  SECTION 1407. Subrogation to Rights of Holders of Senior Indebtedness.

                  Subject to the payment in full of all Senior Indebtedness, the Holders shall be subrogated (equally and ratably with the holders of all indebtedness of the Company or any Subsidiary Guarantor which by its express terms is subordinated to Senior Indebtedness of the Company or such Subsidiary Guarantor to the same extent as the Notes or the Subsidiary Guarantees are subordinated and which is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders or the Trustee, shall, as among the Company, the Subsidiary Guarantors, their respective creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment or distribution by the Company or any Subsidiary Guarantor to or on account of the Senior Indebtedness.

                  SECTION 1408.  Provisions Solely to Define Relative Rights.

                  The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as between the Company, or any Subsidiary Guarantor as applicable, and the Holders, the obligation of the Company or such Subsidiary Guarantor, which is absolute and unconditional, to pay to the Holders the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company or any Subsidiary Guarantor of the Holders and creditors of the Company or such Subsidiary Guarantor other than the holders of Senior Indebtedness; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness.

                  SECTION 1409.  Trustee to Effectuate Subordination.

                  Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

                  SECTION 1410.  No Waiver of Subordination Provisions.

                  (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Subsidiary Guarantor, or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company or any Subsidiary Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  (b) Without in any way limiting the generality of paragraph
(a) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company, any Subsidiary Guarantor and any other Person.

                  SECTION 1411.  Notice to Trustee.

                  (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company, the Agent or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to TIA Sections 315(a) through 315(d), shall be entitled in all respects to assume that no such facts exist; provided, however, that, if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

                  (b) Subject to TIA Sections 315(a) through 315(d), the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  SECTION 1412. Reliance on Judicial Order or Certificate of Liquidating Agent.

                  Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to TIA Sections 315(a) through 315(d), and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

                  SECTION 1413. Rights of Trustee As a Holder of Senior Indebtedness; Preservation of Trustee's Rights.

                  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

                  SECTION 1414.  Article Applicable to Paying Agents.

                  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term
"Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1413 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

                  SECTION 1415.  No Suspension of Remedies.

                  Nothing contained in this Article shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law, except as provided in Article Five.

                  SECTION 1416.  Trust Moneys Not Subordinated.

                  Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of U.S. Government Obligations held in trust under Article Twelve hereof by the Trustee (or other qualifying trustee) and which were deposited in accordance with the terms of Article Twelve hereof and not in violation of Section 1403 hereof for the payment of principal of (and premium, if any) and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article Fourteen, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any other creditor of the Company.

                  SECTION 1417. Trustee Not Fiduciary for Holders of Senior Indebtedness.

                  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

                  This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

                          INSIGHT HEALTH SERVICES CORP.

                          By:
                              --------------------------------------------

                                  Name:

                                  Title:

                          INSIGHT HEALTH CORP.

                          By:
                              --------------------------------------------
                                  Name:
                                  Title:

                          RADIOLOGY SERVICES CORP.

                          By:
                              --------------------------------------------
                                  Name:
                                  Title:

                          OPEN MRI, INC.

                          By:
                              --------------------------------------------
                                  Name:
                                  Title:

                          MAXUM HEALTH CORP.

                          By:
                              --------------------------------------------
                                  Name:
                                  Title:

                          SIGNAL MEDICAL SERVICES, INC.

                          By:
                              --------------------------------------------
                                  Name:
                                  Title:

                          QUEST FINANCIAL SERVICES, INC.

                          By:
                              --------------------------------------------
                                  Name:
                                  Title:

                          RADIOSURGERY CENTERS, INC.

                          By:
                              --------------------------------------------
                                  Name:
                                  Title:

                          MAXUM HEALTH SERVICES CORP.

                          By:
                              --------------------------------------------
                                  Name:
                                  Title:

                          MTS ENTERPRISES, INC.

                          By:
                              --------------------------------------------
                                  Name:
                                  Title:

                          DIAGNOSTEMPS, INC.

                          By:
                              --------------------------------------------
                                  Name:
                                  Title:

                          MAXUM HEALTH SERVICES OF
                            NORTH TEXAS, INC.

                          By:
                              --------------------------------------------
                                  Name:
                                  Title:

                          MAXUM HEALTH SERVICES OF
                            ARLINGTON, INC.

                          By:
                              --------------------------------------------
                                  Name:
                                  Title:

                          MAXUM HEALTH SERVICES OF DALLAS, INC.

                          By:
                              --------------------------------------------
                                  Name:
                                  Title:

                          NDDC, INC.

                          By:
                              --------------------------------------------
                                  Name:
                                  Title:

                          DIAGNOSTIC SOLUTIONS CORP.

                          By:
                              --------------------------------------------
                                  Name:
                                  Title:

                          MISSISSIPPI MOBILE TECHNOLOGY, INC.

                          By:
                              --------------------------------------------
                                  Name:
                                  Title:

                          STATE STREET BANK AND TRUST COMPANY,
                            N.A., as Trustee

                          By:
                              --------------------------------------------
                                  Name:
                                  Title:

                                                                       Exhibit A

                                 [FACE OF NOTE]

                          INSIGHT HEALTH SERVICES CORP.

              9 5/8% [Series B]** Senior Subordinated Note Due 2008

                                CUSIP [_________]

No. [_______]                   $100,000,000

                  INSIGHT HEALTH SERVICES CORP., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [___________], or its registered assigns, the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000), on June 15, 2008.

          [Initial Interest Rate:     9 5/8% per annum.]*

          [Interest Rate:             9 5/8% per annum.]**

          Interest Payment Dates:     June 15 and December 15 of each year
                                      commencing December 15, 1998.

          Regular Record Dates:       June 1 and December 1 of each year.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


----------
*       Include only for Initial Notes.
**      Include only for Exchange Notes.

                  IN WITNESS WHEREOF, the Company has caused this Note to be executed.

Date: June    , 1998                     INSIGHT HEALTH SERVICES CORP.
           ---


                                           By:
                                                -------------------------------
                                                Title:

Attest:
        -------------------------------

                 Form of Trustee's Certificate of Authentication

This is one of the 9 5/8% [Series B]** Senior Subordinated Notes due 2008 described in the within-mentioned Indenture.

Date: June __, 1998                    STATE STREET BANK AND TRUST
                                          COMPANY, N.A., as Trustee


                                       By:
                                            -----------------------------------
                                            Authorized Signatory






----------

**       Include only for Exchange Notes.

                             [REVERSE SIDE OF NOTE]

                          INSIGHT HEALTH SERVICES CORP.

              9 5/8% [Series B]** Senior Subordinated Note due 2008

1.       Principal and Interest.

                  The Company will pay the principal of this Note on June 15, 2008.

                  The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of [9 5/8% per annum (subject to adjustment as provided below)]* [9 5/8% per annum, except that interest accrued on this Note pursuant to the penultimate paragraph of this Section 1 for periods prior to the consummation of the Exchange Offer (as such term is defined in the Registration Rights Agreement referred to below) will accrue at the rate or rates borne by the Notes from time to time during such periods].**

                  Interest will be payable semiannually on each Interest Payment Date, commencing December 15, 1998 to the Holders of record of the Notes (or any predecessor Notes) at the close of business on June 1, or December 1, immediately preceding the applicable Interest Payment Date.

                  If (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 60th calendar day following the Closing Date or (b) the Exchange Offer Registration Statement is not declared effective on or prior to the 150th calendar day following the Closing Date or the Exchange Offer is not consummated on or prior to the 180th calendar day following the Closing Date (except as otherwise set forth in the Registration Rights Agreement (as defined below)) or (c) a Shelf Registration Statement is not declared effective when required, the Company shall pay liquidated damages ("Liquidated Damages") to each Holder of Notes with respect to the first 30-day period following the 60-day period referred to in clause (a) above or the first 90-day period following the periods referred to in clauses (b) or (c) above in an amount equal to $0.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of Liquidated Damages will increase by an additional $0.05 per week per $1,000 principal amount of Notes at the beginning of each subsequent 30-day period in the case of

--------
*        Include only for Initial Notes.
**       Include only for Exchange Notes.

clause (a) above or 90-day period in the case of clauses (b) and (c) above, up to a maximum amount of Liquidated Damages of $0.30 per week per $1,000 principal amount of Notes. Upon the filing of the Exchange Offer Registration Statement, the effectiveness of the Exchange Offer Registration Statement, the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, Liquidated Damages will cease to accrue from the date of such filing, consummation or effectiveness, as the case may be; provided, however, that, if, after the date such Liquidated Damages cease to accrue, a different event specified in clause (a), (b) or
(c) above occurs, Liquidated Damages may again commence accruing pursuant to the foregoing provisions.

                  Interest on this Note will accrue from the most recent date to which interest has been paid [on this Note or the Note surrendered in exchange herefor]** or, if no interest has been paid, from June 12, 1998; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

2.       Method of Payment.

                  The Company will pay interest (except defaulted interest) on the principal amount of the Notes on each June 15 and December 15 (each an "Interest Payment Date") to the persons who are Holders (as reflected in the Register at the close of business on the June 1 or December 1 immediately preceding the applicable Interest Payment Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date.

                  The principal of (and premium, if any), and interest on this Note shall be payable, and this Note shall be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially shall be the Corporate Trust Office of the Trustee located at 61 Broadway, 15th Floor, New York, New York 10006) or, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear on the Register; provided that all payments with respect to this Note, the Holders of which have given wire transfer instructions to the Company, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

--------------------
**  Include only for Exchange Notes.

3.       Paying Agent and Registrar.

                  Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

4.       Subsidiary Guarantees.

                  This Note is initially entitled to the benefits of the Subsidiary Guarantees made by the Subsidiary Guarantors as described in the Indenture and may thereafter be entitled to Subsidiary Guarantees made by other Subsidiary Guarantors for the benefit of the Holders of this Note. Each present Subsidiary Guarantor has, and each future Subsidiary Guarantor will, irrevocably and unconditionally, jointly and severally, guarantee on a senior subordinated basis the punctual payment when due, whether at Stated Maturity, by acceleration, in connection with a Change of Control Offer (as defined below), an Asset Sale or redemption, or otherwise, of all obligations of the Company under the Indenture and this Note, whether for payment of principal of, premium, if any, or interest, if any, on the Notes, expenses, indemnification or otherwise. A Subsidiary Guarantor shall be released from its Subsidiary Guarantee upon the terms and subject to the conditions set forth in the Indenture.

5.       Subordination.

                  This Note and the Subsidiary Guarantees are subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all existing and future Senior Indebtedness. Each of the Company and the Subsidiary Guarantors agrees, and each Holder by accepting a Note agrees, to the subordination provisions set forth in the Indenture, authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purposes.

6.       Indenture; Limitations.

                  The Company issued the Notes under an Indenture dated as of June 1, 1998, (the "Indenture"), between the Company, the Subsidiary Guarantors named therein and State Street Bank and Trust Company, N.A., as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

                  The Notes are general unsecured obligations of the Company.

7.       Redemption.

                  Optional Redemption. The Notes may be redeemed at the option of the Company, in whole or in part, at any time and from time to time on or after June 15, 2003 at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning June 15 of each of the years set forth below:

                                                        Redemption
                Year                                    Price

                2003...................................104.8125%
                2004 ..................................103.2083%
                2005  .................................101.6042%
                2006 and thereafter  ..................100.0000%

                In addition, at any time or from time to time prior to June 15, 2001, the Company may redeem up to 35% of the sum of (i) the initial aggregate principal amount of the Notes and (ii) the initial aggregate principal amount of any Additional Notes on one or more occasions with the net proceeds of one or more Equity Offerings at a Redemption Price equal to 109.625% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided that, immediately after giving effect to such redemption, at least 65% of the sum of (x) the initial aggregate principal amount of the Notes and (y) the initial aggregate principal amount of any Additional Notes remains outstanding; provided further that such redemptions shall occur within 60 days of the date of closing of each Equity Offering.

                  Notice of a redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's last address as it appears in the Register. Notes in original denominations larger than $1,000 may be redeemed in part in integral multiples of $1,000. On and after the Redemption Date, interest will cease to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

8.       Repurchase upon a Change in Control and Asset Sales.

                  (a) If a Change of Control occurs at any time, then each Holder of Notes or Additional Notes shall have the right to require that the Company purchase such Holder's Notes or Additional Notes, as applicable, in whole or in part in integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount of such Notes or Additional Notes, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to any such offer as is described in the Indenture (a "Change of Control Offer") and (b) upon Asset Sales, the Company may be obligated to make offers to purchase Notes with a portion of the Net Cash Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase in accordance with the procedures set forth in the Indenture.

9.       Denominations; Transfer; Exchange.

                  The Notes are in registered form without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof; provided that Certificated Notes originally purchased by or transferred to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) who are not "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) will be subject to a minimum denomination of $250,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption (except the unredeemed portion of any Note being redeemed in part). Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

10.      Persons Deemed Owners.

                  A Holder may be treated as the owner of a Note for all purposes.

11.      Unclaimed Money.

                  If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.      Discharge Prior to Redemption or Maturity.

                  If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof.

13.      Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

14.      Restrictive Covenants.

                  The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness;
(ii) Restricted Payments; (iii) issuances and sales of Restricted Subsidiary Capital Stock; (iv) transactions with Affiliates; (v) Liens; (vi) certain Asset Sales; (vii) dividends and other payment restrictions affecting Restricted Subsidiaries; (viii) mergers and certain transfers of assets. Within 120 days after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.

15.      Successor Persons.

                  When a successor Person assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

16.      Remedies for Events of Default.

                  If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

17.      Trustee Dealings with Company.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

18.      No Recourse Against Certain Others.

                  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No director, officer, employee, incorporator or stockholder of any Subsidiary Guarantor, as such, shall have any liability for any obligations of such Subsidiary Guarantor under its Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees.

19.      Authentication.

                  This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note.

20.      Governing Law.

                  The Notes shall be governed by, and construed in accordance with, the law of the State of New York.

21.      Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to InSight Health Services Corp., 4400

MacArthur Blvd., Suite 800, Newport Beach, California 92660, Attention: General Counsel.

                            [FORM OF TRANSFER NOTICE]

     FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                               ON ALL CERTIFICATES
                       EXCEPT PERMANENT OFFSHORE PHYSICAL
                                  CERTIFICATES]

                  In connection with any transfer of this Note occurring prior to the date which is the earlier of the date of an effective Registration Statement or June 12, 2000 the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[ ] (a)this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

[   ] (b)this Note is being transferred other than in accordance with (a)
         above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.

Date:                                 _________________________________

                                      Signature to be guaranteed by an
                                      institution that is a member of the
                                      Signature Guarantee Medallion Program.

                                      NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:                                _____________________________

                                      NOTICE:    To be executed by an
                                                 executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you wish to have this Note purchased by the Company pursuant to Section 1015 or Section 1016 of the Indenture, check the Box: [ ].

                  If you wish to have a portion of this Note purchased by the Company pursuant to Section 1015 or Section 1016 of the Indenture, state the amount (in original principal amount) below:

                                  $
                                   ---------------------.



Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

                                                                       Exhibit B

                               Form of Certificate
                              to Be Delivered upon
                  Termination of Distribution Compliance Period

                                        On or after July 22, 1998

InSight Health Services Corp.
4400 MacArthur Boulevard
Suite 800
Newport Beach, California 92660

          Re:      InSight Health Services Corp. (the "Company")
                   9 5/8%  Senior Subordinated Notes due 2008 (the "Notes")

Ladies and Gentlemen:

                  Capitalized terms used herein without definitions shall have the meanings ascribed thereto in the Indenture dated as of June 1, 1998 between you and State Street Bank and Trust Company, N.A., as trustee. This letter relates to U.S. $__________ principal amount at maturity of Notes represented by the Offshore Global Note. Pursuant to Section 202 of the Indenture, we hereby certify that (1) we are the beneficial owner of such principal amount of Notes represented by the Offshore Global Note and (2) we are a Person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act. Accordingly, you are hereby requested to issue an Offshore Physical Note representing the undersigned's interest in the principal amount of Notes represented by the Offshore Global Note, all in the manner provided by the Indenture.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                      Very truly yours,

                                      [Name of Holder]

                                      By:

                                                                       Exhibit C

                          FORM OF SUBSIDIARY GUARANTEE

     Each Subsidiary Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that: (a) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Federal Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (a) and (b) above, to the limitations set forth in Section 1306 of the Indenture.

     The obligations of the Subsidiary Guarantors to the Holders of the Notes and to the Trustee on behalf of the Holders pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article Thirteen of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The terms of Article Thirteen of the Indenture are incorporated herein by reference.

     This is a continuing guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee on behalf of the Holders and the Holders of Notes and, in the event of any transfer or assignment of rights by any Holder of Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a guarantee of payment and not a guarantee of collection.

     In certain circumstances more fully described in the Indenture, any Subsidiary Guarantor may be released from its liability under this Subsidiary Guarantee, and any such release will be effective whether or not noted herein.

     This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

     IN WITNESS WHEREOF, each Subsidiary Guarantor has caused its Subsidiary Guarantee to be duly executed.

Date: June __, 1998

                              INSIGHT HEALTH CORP.

                                                      By:

                              Name:
                              Title:

                            RADIOLOGY SERVICES CORP.

                                                      By:

                              Name:
                              Title:

                              OPEN MRI, INC.

                                                      By:

                              Name:
                              Title:

                               MAXUM HEALTH CORP.

                                                      By:

                              Name:
                              Title:

                              SIGNAL MEDICAL SERVICES, INC.

                                                      By:

                              Name:
                              Title:

                              QUEST FINANCIAL SERVICES, INC.

                                                      By:

                              Name:
                              Title:

                              RADIOSURGERY CENTERS, INC.

                                                      By:

                              Name:
                              Title:

                              MAXUM HEALTH SERVICES CORP.

                                                      By:

                              Name:
                              Title:

                              MTS ENTERPRISES, INC.

                                                      By:

                              Name:
                              Title:

                               DIAGNOSTEMPS, INC.

                                                      By:

                              Name:
                              Title:

                               MAXUM HEALTH SERVICES OF
                                NORTH TEXAS, INC.

                                                      By:

                              Name:
                              Title:

                              MAXUM HEALTH SERVICES OF
                                 ARLINGTON, INC.

                                                      By:

                              Name:
                              Title:

                              MAXUM HEALTH SERVICES OF DALLAS, INC.

                                                      By:

                              Name:
                              Title:

                              NDDC, INC.

                                                      By:

                              Name:
                              Title:

                              DIAGNOSTIC SOLUTIONS CORP.

                                                      By:

                              Name:
                              Title:

                              MISSISSIPPI MOBILE TECHNOLOGY, INC.

                                                      By:

                              Name:
                              Title:

                              Each, a Subsidiary Guarantor

                                                      By:

                              Name:
                              Title:

                                                                   Exhibit D

                            Form of Certificate to Be
                          Delivered in Connection with
             Transfers to Non-QIB Institutional Accredited Investors

                                     [Date]

InSight Health Services Corp.
4400 MacArthur Boulevard
Suite 800
Newport Beach, California 92660
c/o STATE STREET BANK AND TRUST COMPANY
61 Broadway, 15th Floor
New York, New York 10006
Attention:  Corporate Trust Department

               Re: InSight Health Services Corp., (the "Company")
                   9 5/8 % Senior Subordinated Notes due 2008 (the "Notes")

Ladies and Gentlemen:

     In connection with our proposed purchase of $[____________] aggregate principal amount of the Notes:

         1. We understand that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes, or any predecessor thereto (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. Persons that occur outside the United States within the meaning of Regulations S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or
    (7) of Rule 501 under the Securities Act that is acquiring the Notes for its own account or for the account of such an institutional "accredited investor" for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property and the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) or Rule 501 under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clauses (d), (e) and (f) above to require the delivery of an Opinion of Counsel, certifications and/or other information satisfactory to the Company and the Trustee.

         2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         3. We are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

         4. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                Very truly yours,

                                By:
                                  (NAME OF PURCHASER)


                                Date:

    Upon transfer, the Notes should be registered in the name of the new beneficial owner as follows:


Name:

Address:

Taxpayer ID Number:

                                                                Exhibit E

                       Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                     [Date]

InSight Health Services Corp.
4400 MacArthur Boulevard
Suite 800
Newport Beach, California  92660
c/o
c/o STATE STREET BANK AND TRUST COMPANY
61 Broadway, 15th Floor
New York, New York 10006
Attention:  Corporate Trust Department

                Re: InSight Health Services Corp. (the "Company")
                    9 5/8% Senior Subordinated Notes Due 2008 (the "Notes")

Ladies and Gentlemen:

    In connection with our proposed sale of $[_________] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

    (1) the offer of the Notes was not made to a person in the United States and the proposed transferee is a Non-U.S. Person (as defined in the Indenture pursuant to which the Notes were issued);

    (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

    (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

    (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933, as amended.

    In addition, if the sale is made during a distribution compliance period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

    You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                Very truly yours,

                                [Name of Transferor]

                                By:

                                  Authorized Signature

                          INSIGHT HEALTH SERVICES CORP.


                                     Issuer,


                     THE SUBSIDIARY GUARANTORS NAMED HEREIN,


                                   Guarantors


                                       and


                    STATE STREET BANK AND TRUST COMPANY, N.A.


                                     Trustee


                              --------------------


                                    Indenture


                            Dated as of June 1, 1998


                              ---------------------


                                  $100,000,000


                    9 5/8% Senior Subordinated Notes Due 2008

                          INSIGHT HEALTH SERVICES CORP.

               Reconciliation and tie between Trust Indenture Act
                 of 1939 and Indenture, dated as of June 1, 1998




Trust Indenture
  Act Section                        Indenture Section
Section 310(a)(1)                           607
           (a)(2)                           607
           (b)                              608
Section 312(c)                              701
Section 314(a)                              703
           (a)(4)                          1008(a)
           (c)(1)                           103
           (c)(2)                           103
           (e)                              103
Section 315(b)                              601
Section 316(a)(last
         sentence)                          101 ("Outstanding")
           (a)(1)(A)                        502, 512
           (a)(1)(B)                        513
           (b)                              508
           (c)                              105(d)
Section 317(a)(1)                           503
           (a)(2)                           504
           (b)                             1003
Section 318(a)                              114


----------
Note: This reconciliation and tie shall not, for any purpose be deemed part of the Indenture

                                TABLE OF CONTENTS

                                                                                                                Page
PARTIES.........................................................................................................  1
RECITALS OF THE COMPANY.........................................................................................  1
ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION............................................................................................2
         SECTION 101.  Definitions................................................................................2
                  Acquired Indebtedness...........................................................................2
                  Act.............................................................................................2
                  Additional Notes................................................................................2
                  Affiliate.......................................................................................2
                  Agent Bank......................................................................................3
                  Amended Credit Agreement........................................................................3
                  Asset Sale......................................................................................3
                  Banks    .......................................................................................3
                  Board    .......................................................................................3
                  Board Resolution................................................................................4
                  Business Day....................................................................................4
                  Capital Stock...................................................................................4
                  Capitalized Lease Obligation....................................................................4
                  Cash Equivalent.................................................................................4
                  Change of Control...............................................................................4
                  Closing Date....................................................................................5
                  Commission......................................................................................5
                  Common Stock....................................................................................5
                  Company  .......................................................................................6
                  Company Request" or "Company Order..............................................................6
                  Consolidated EBITDA.............................................................................6
                  Consolidated Net Income.........................................................................6
                  Consolidated Tangible Assets....................................................................7
                  Corporate Trust Office..........................................................................7
                  Corporation.....................................................................................7
                  Default  .......................................................................................7
                  Defaulted Interest..............................................................................7
                  Depositary......................................................................................7


--------
Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.


                                                                                                                Page
                  Designated Senior Indebtedness..................................................................7
                  Disinterested Director..........................................................................7
                  Disqualified Stock..............................................................................7
                  Equity Offering.................................................................................8
                  Event of Default................................................................................8
                  Exchange Act....................................................................................8
                  Exchange Notes..................................................................................8
                  Exchange Offer..................................................................................8
                  Exchange Offer Registration Statement...........................................................8
                  Existing Indebtedness...........................................................................8
                  Facility .......................................................................................8
                  Federal Bankruptcy Code.........................................................................9
                  Fixed Charges...................................................................................9
                  Fixed Charge Coverage Ratio.....................................................................9
                  Foreign Subsidiary..............................................................................9
                  Generally Accepted Accounting Principles" or "GAAP..............................................9
                  Guarantee.......................................................................................9
                  Hedging Obligations.............................................................................9
                  Holder.........................................................................................10
                  Indebtedness...................................................................................10
                  Indenture......................................................................................10
                  Initial Notes..................................................................................10
                  Interest Payment Date..........................................................................10
                  Investment.....................................................................................10
                  Lien...........................................................................................11
                  Maturity.......................................................................................11
                  Moody's........................................................................................11
                  Net Cash Proceeds..............................................................................11
                  Non-payment Event of Default...................................................................12
                  Non-Recourse Indebtedness......................................................................12
                  Non-U.S. Person................................................................................12
                  Notes..........................................................................................12
                  Obligations....................................................................................12
                  Officers' Certificate..........................................................................12
                  Opinion of Counsel.............................................................................12
                  Outstanding....................................................................................12
                  Pari Passu Indebtedness........................................................................13
                  Paying Agent...................................................................................13
                  Payment Default................................................................................14



                                                                                                                Page
                  Payment Event of Default.......................................................................14
                  "Permitted Business" means the Business conducted by the Company, its
                     Restricted Sub..............................................................................14
                  Permitted Holders..............................................................................14
                  Permitted Investments..........................................................................14
                  Permitted Joint Venture........................................................................15
                  Permitted Refinancing Indebtedness.............................................................16
                  Person   ......................................................................................16
                  Predecessor Note...............................................................................16
                  Preferred Stock................................................................................16
                  Purchase money obligations.....................................................................17
                  QIB      ......................................................................................17
                  Qualified Equity Interest......................................................................17
                  Qualified Stock................................................................................17
                  Redemption Date................................................................................17
                  Redemption Price...............................................................................17
                  Register and Note Registrar....................................................................17
                  Registrar......................................................................................17
                  Registration Rights Agreement..................................................................17
                  Registration Statement.........................................................................17
                  Regular Record Date............................................................................18
                  Regulation S...................................................................................18
                  Restricted Investment..........................................................................18
                  Restricted Subsidiary..........................................................................18
                  Rule 144A......................................................................................18
                  Sale and Leaseback Transaction.................................................................18
                  Securities Act.................................................................................18
                  Senior Bank Debt...............................................................................18
                  Senior Indebtedness............................................................................18
                  Shelf Registration Statement...................................................................19
                  Significant Subsidiary.........................................................................19
                  S&P............................................................................................19
                  Special Record Date............................................................................19
                  Stated Maturity................................................................................19
                  Subordinated Indebtedness......................................................................19
                  Subsidiary.....................................................................................20
                  Subsidiary Guarantee...........................................................................20
                  Subsidiary Guarantors..........................................................................20
                  Trust Indenture Act or TIA.....................................................................20



                                                                                                                Page
                  Trustee  ......................................................................................20
                  Unrestricted Subsidiary........................................................................20
                  U.S. Government Obligations....................................................................20
                  Voting Stock...................................................................................21
                  Weighted Average Life..........................................................................21
                  Wholly Owned Restricted Subsidiary.............................................................21
         SECTION 102.  Incorporation by Reference of Trust Indenture Act.........................................21
         SECTION 103.  Compliance Certificates and Opinions......................................................22
         SECTION 104.  Form of Documents Delivered to Trustee....................................................22
         SECTION 105.  Acts of Holders...........................................................................23
         SECTION 106.  Notices, etc., to Trustee, Company and Subsidiary Guarantors..............................24
         SECTION 107.  Notice to Holders; Waiver.................................................................25
         SECTION 108.  Effect of Headings and Table of Contents..................................................26
         SECTION 109.  Successors and Assigns....................................................................26
         SECTION 110.  Severability Clause.......................................................................26
         SECTION 111.  Benefits of Indenture.....................................................................26
         SECTION 112.  Governing Law.............................................................................26
         SECTION 113.  Legal Holidays............................................................................26
         SECTION 114.  Conflict of Any Provision of Indenture with Trust Indenture Act...........................27

ARTICLE TWO NOTE FORMS...........................................................................................27
         SECTION 201.  Forms Generally...........................................................................27
         SECTION 202.  Restrictive Legends.......................................................................28

ARTICLE THREE THE NOTES..........................................................................................30
         SECTION 301.  Title and Terms...........................................................................30
         SECTION 302.  Denominations.............................................................................31
         SECTION 303.  Execution, Authentication, Delivery and Dating............................................31
         SECTION 304.  Temporary Notes...........................................................................33
         SECTION 305.  Registration, Registration of Transfer and Exchange.......................................33
         SECTION 306.  Book-Entry Provisions for Global Notes....................................................34
         SECTION 307.  Special Transfer Provisions...............................................................36
         SECTION 308.  Mutilated, Destroyed, Lost and Stolen Notes...............................................39
         SECTION 309.  Payment of Interest; Interest Rights Preserved............................................40
         SECTION 310.  Persons Deemed Owners.....................................................................41
         SECTION 311.  Cancellation..............................................................................42
         SECTION 312.  Issuance of Additional Notes..............................................................42
         SECTION 313.  Computation of Interest...................................................................42

ARTICLE FOUR SATISFACTION AND DISCHARGE..........................................................................42
         SECTION 401.  Satisfaction and Discharge of Indenture...................................................42



                                                                                                                Page
         SECTION 402.  Application of Trust Money................................................................43

ARTICLE FIVE REMEDIES............................................................................................44
         SECTION 501.  Events of Default.........................................................................44
         SECTION 502.  Acceleration of Maturity; Rescission and Annulment........................................45
         SECTION 503.  Collection of Indebtedness and Suits for Enforcement by Trustee...........................46
         SECTION 504.  Trustee May File Proofs of Claim..........................................................47
         SECTION 505.  Trustee May Enforce Claims Without Possession of Notes....................................48
         SECTION 506.  Application of Money Collected............................................................48
         SECTION 507.  Limitation on Suits.......................................................................49
         SECTION 508.  Unconditional Right of Holders to Receive Principal, Premium and
                        Interest.................................................................................49
         SECTION 509.  Restoration of Rights and Remedies........................................................49
         SECTION 510.  Rights and Remedies Cumulative............................................................50
         SECTION 511.  Delay or Omission Not Waiver..............................................................50
         SECTION 512.  Control by Holders........................................................................50
         SECTION 513.  Waiver of Past Defaults...................................................................51
         SECTION 514.  Waiver of Stay or Extension Laws..........................................................51
         SECTION 515.  Waiver of Personal Liability of Directors, Officers,
                        Employees and Stockholders...............................................................51

ARTICLE SIX THE TRUSTEE..........................................................................................52
         SECTION 601.  Duties of Trustee.........................................................................52
         SECTION 602.  Notice of Defaults........................................................................53
         SECTION 603.  Certain Rights of Trustee.................................................................53
         SECTION 604.  Trustee Not Responsible for Recitals or Issuance of Notes.................................55
         SECTION 605.  May Hold Notes............................................................................55
         SECTION 606.  Money Held in Trust.......................................................................55
         SECTION 607.  Compensation and Reimbursement............................................................55
         SECTION 608.  Corporate Trustee Required; Eligibility...................................................56
         SECTION 609.  Resignation and Removal; Appointment of Successor.........................................57
         SECTION 610.  Acceptance of Appointment by Successor....................................................58
         SECTION 611.  Merger, Conversion, Consolidation or Succession to Business...............................59

ARTICLE SEVEN HOLDERS LISTS AND REPORTS BY TRUSTEE...............................................................59
         SECTION 701.  Disclosure of Names and Addresses of Holders..............................................59
         SECTION 702.  Reports by Trustee........................................................................59




                                                                                                                Page

ARTICLE EIGHT CONSOLIDATION, MERGER, CONVEYANCE,
         TRANSFER OR LEASE.......................................................................................60
         SECTION 801.  Company May Consolidate, etc., Only on Certain Terms......................................60
         SECTION 802.  Successor Substituted.....................................................................61

ARTICLE NINE SUPPLEMENTS AND AMENDMENTS TO INDENTURE
         AND SUBSIDIARY GUARANTEES...............................................................................62
         SECTION 901.  Without Consent of Holders................................................................62
         SECTION 902.  With Consent of Holders...................................................................63
         SECTION 903.  Execution of Supplemental Indentures......................................................64
         SECTION 904.  Effect of Supplemental Indentures.........................................................64
         SECTION 905.  Conformity with Trust Indenture Act.......................................................64
         SECTION 906.  Reference in Notes to Supplemental Indentures.............................................65
         SECTION 907.  Notice of Supplemental Indentures.........................................................65

ARTICLE TEN COVENANTS............................................................................................65
         SECTION 1001.  Payment of Principal, Premium, if any, and Interest......................................65
         SECTION 1002.  Maintenance of Office or Agency..........................................................65
         SECTION 1003.  Money for Note Payments to Be Held in Trust..............................................66
         SECTION 1004.  Corporate Existence......................................................................67
         SECTION 1005.  Payment of Taxes and Other Claims........................................................68
         SECTION 1006.  Maintenance of Properties................................................................68
         SECTION 1007.  Insurance................................................................................68
         SECTION 1008.  Statement by Officers As to Default......................................................68
         SECTION 1009.  Reports..................................................................................69
         SECTION 1010.  Limitation on Incurrence of Indebtedness and Issuance of Disqualified
                         Stock...................................................................................69
         SECTION 1011.  Limitation on Restricted Payments........................................................72
         SECTION 1012.  Limitation on Issuances and Sales of Capital Stock of Restricted
                         Subsidiaries............................................................................76
         SECTION 1013.  Limitation on Transactions with Affiliates...............................................76
         SECTION 1014.  Limitation on Liens......................................................................77
         SECTION 1015.  Purchase of Notes upon a Change of Control...............................................78
         SECTION 1016.  Limitation on Certain Asset Sales........................................................80
         SECTION 1017.  Unrestricted Subsidiaries................................................................81
         SECTION 1018.  Limitation on Dividends and Other Payment Restrictions
                         Affecting Restricted Subsidiaries.......................................................82
         SECTION 1019.  Waiver of Certain Covenants..............................................................83
         SECTION 1020.  Payment for Consent......................................................................83
         SECTION 1021.  Limitation on Layering Debt..............................................................83




                                                                                                                Page
         SECTION 1022.  Limitation on Guarantees of Indebtedness by Restricted
                         Subsidiaries............................................................................84

ARTICLE ELEVEN REDEMPTION OF NOTES...............................................................................84
         SECTION 1101.  Right of Redemption......................................................................84
         SECTION 1102.  Applicability of Article.................................................................85
         SECTION 1103.  Election to Redeem; Notice to Trustee....................................................85
         SECTION 1104.  Selection by Trustee of Notes to Be Redeemed.............................................86
         SECTION 1105.  Notice of Redemption.....................................................................86
         SECTION 1106.  Deposit of Redemption Price..............................................................87
         SECTION 1107.  Notes Payable on Redemption Date.........................................................87
         SECTION 1108.  Notes Redeemed in Part...................................................................88

ARTICLE TWELVE LEGAL DEFEASANCE AND COVENANT DEFEASANC...........................................................88
         SECTION 1201.  Company Option to Effect Legal Defeasance or Covenant
                          Defeasance.............................................................................88
         SECTION 1202.  Legal Defeasance and Discharge...........................................................88
         SECTION 1203.  Covenant Defeasance......................................................................89
         SECTION 1204.  Conditions to Legal Defeasance or Covenant Defeasance....................................89
         SECTION 1205.  Deposited Money and U.S. Government Obligations to Be
                         Held in Trust; Other Miscellaneous Provisions...........................................90
         SECTION 1206.  Reinstatement............................................................................91

ARTICLE THIRTEEN GUARANTEES......................................................................................91
         SECTION 1301.  Subsidiary Guarantees....................................................................91
         SECTION 1302.  Execution and Delivery of Subsidiary Guarantee...........................................93
         SECTION 1303.  Severability.............................................................................93
         SECTION 1304.  Seniority of Subsidiary Guarantees.......................................................93
         SECTION 1305.  Limitation of Subsidiary Guarantor's Liability...........................................94
         SECTION 1306.  Contribution.............................................................................94
         SECTION 1307.  Release of a Subsidiary Guarantor........................................................95
         SECTION 1308.  Benefits Acknowledged....................................................................95
         SECTION 1309.  Issuance of Subsidiary Guarantees by Certain New Restricted
                         Subsidiaries............................................................................96

ARTICLE FOURTEEN SUBORDINATION...................................................................................96
         SECTION 1401.  Notes Subordinate to Senior Indebtedness.................................................96
         SECTION 1402.  Payment over by the Company of Proceeds upon
                         Dissolution, etc........................................................................96
         SECTION 1403.  Suspension of Payment on Notes When Senior Indebtedness of the
                         Company in Default......................................................................97
         SECTION 1404.  Payment Over by Subsidiary Guarantors of Proceeds Upon
                         Dissolution, etc........................................................................98



                                                                                                                Page
         SECTION 1405.  Suspension of Payment on Subsidiary Guarantees When Senior
                         Indebtedness of Subsidiary Guarantor in Default........................................100
         SECTION 1406.  Payment Permitted If No Default.........................................................100
         SECTION 1407.  Subrogation to Rights of Holders of Senior Indebtedness.................................101
         SECTION 1408.  Provisions Solely to Define Relative Rights.............................................101
         SECTION 1409.  Trustee to Effectuate Subordination.....................................................102
         SECTION 1410.  No Waiver of Subordination Provisions...................................................102
         SECTION 1411.  Notice to Trustee.......................................................................102
         SECTION 1412.  Reliance on Judicial Order or Certificate of Liquidating
                         Agent..................................................................................103
         SECTION 1413.  Rights of Trustee As a Holder of Senior Indebtedness;
                         Preservation of Trustee's Rights.......................................................103
         SECTION 1414.  Article Applicable to Paying Agents.....................................................104
         SECTION 1415.  No Suspension of Remedies...............................................................104
         SECTION 1416.  Trust Moneys Not Subordinated...........................................................104
         SECTION 1417.  Trustee Not Fiduciary for Holders of Senior Indebtedness................................104


                                    EXHIBITS

                                                                                                                Page
Exhibit A - Form of Note........................................................................................A-1
Exhibit B - Form of Certificate to Be Delivered upon Termination of Restricted Period...........................B-1
Exhibit C - Form of Subsidiary Guarantee........................................................................C-1
Exhibit D - Form of Certificate to Be Delivered in Connection with Transfers to Non-QIB Institutional Accredited Investors .....................................................D-1
Exhibit E - Form of Certificate to Be Delivered in Connection with Transfers
             Pursuant to Regulation S...........................................................................E-1



                                    SCHEDULES

Schedule I - Existing Indebtedness